Exhibit 4(h)4

                     RESTATEMENT AGREEMENT


                   DATED 17th November, 1997



                 relating to a BPS1,250,000,000
          Credit Agreement dated 17th December, 1996
                         (as amended)


                              FOR


                ENTERGY LONDON INVESTMENTS PLC
                (formerly ENTERGY POWER UK PLC)
                              and
                    LONDON ELECTRICITY PLC

                          ARRANGED BY


                      ABN AMRO BANK N.V.

                              and

                   UNION BANK OF SWITZERLAND







                        Allen & Overy

                            London

                             INDEX

Clause                                                    Page

1.   Interpretation                                          4
2.   Amendments to and restatement of the Credit Agreement   4
3.   Representations and warranties                          5
4.   Conditions precedent                                    5
5.   Miscellaneous                                           5
6.   Governing law                                           5

Schedules

1.   BANKS                                                   6
     PART I - CONTINUING BANKS                               6
     PART II - NEW BANKS                                     6
     PART III - RETIRING BANKS                               7
2.   CONDITIONS PRECEDENT TO THE EFFECTIVE DATE              8
3.   FORM OF RESTATED CREDIT AGREEMENT                      10

SIGNATORIES                                                125

THIS RESTATEMENT AGREEMENT is dated 17th November, 1997 and made between:-

(1)  ENTERGY UK LIMITED (Registered No. 3386063) ("EUK");

(2)  ENTERGY  LONDON INVESTMENTS PLC (Registered No.  3261188)
     (the "Company");

(3)  LONDON  ELECTRICITY plc (Registered No. 2366852) ("London
     Electricity");

(4) ENTERGY UK FINANCE LIMITED (Registered No. 3385743), ENTERGY LONDON HOLDINGS LIMITED (Registered No. 3385734), ENTERGY LONDON LIMITED (Registered No. 3261305), ENTERGY INTERNATIONAL INVESTMENTS NO. 1 LTD LLC and ENTERGY INTERNATIONAL INVESTMENTS NO. 2 LTD LLC (the "Additional Guarantors");

(5) ABN AMRO BANK N.V. and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(6) THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 to this Restatement Agreement (the "Continuing Banks");

(7)  THE   FINANCIAL  INSTITUTIONS  listed  in  Part   II   of
     Schedule  1  to  this  Restatement  Agreement  (the  "New
     Banks");

(8)  THE   FINANCIAL  INSTITUTIONS  listed  in  Part  III   of
     Schedule  1 to this Restatement Agreement (the  "Retiring
     Banks"); and

(9)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

BACKGROUND:-

(A) By a credit agreement dated 17th December, 1996 (as amended) (the "Credit Agreement"), the Continuing Banks and the Retiring Banks agreed to make available to the Company and London Electricity a BPS1,250,000,000 syndicated credit facility.

(B) The Company wishes to amend the Credit Agreement on the terms below to reflect (inter alia) the change in the corporate structure relating to its shareholding, the refinancing of Facility B (as defined in the Credit Agreement) and various other matters which have occurred since the date of the Credit Agreement, and have requested the other parties to the Credit Agreement to amend it accordingly.

(C) The Retiring Banks have not agreed to the above request of the Company and wish to withdraw from the Credit
     Agreement.

(D) The Continuing Banks have agreed to the request and the New Banks wish to join the Credit Agreement.

(E)  The parties to this Restatement Agreement have agreed  to
     restate  the  Credit  Agreement  to  reflect  the   above
     arrangements.

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Terms defined

     In this Restatement Agreement:-

     (a) "Effective Date" means 21st November, 1997 or such other date as the Agent (with the prior agreement of the other Finance Parties) may agree;

     (b) "EIL Facility Agreement" means the U.S.$120,000,000 Credit Agreement dated as of 17th November, 1997 between Entergy International Ltd LLC, the Banks (as defined therein) and ABN AMRO Bank N.V. as administrative agent;

     (c)  "Finance   Parties"   means   the   Arrangers,   the
          Continuing Banks, the Retiring Banks, the New Banks and the Agent;

     (d)  "Obligors"  means EUK, the Company,  the  Additional
          Guarantors and London Electricity; and

     (e)  "Restated   Credit  Agreement"  means   the   Credit
          Agreement  as restated and amended in the  terms  of
          Schedule 3.

1.2  Interpretation

(a) Terms defined in the Credit Agreement shall, unless the contrary intention appears or the context otherwise requires, have the same meaning in this Restatement
     Agreement.

(b) A reference to the "agreed form" is a reference to the form of a document agreed by the Company and the Agent prior to the date of this Agreement.

(c) Clauses 1.2 (Construction) of the Credit Agreement shall apply to this Restatement Agreement, as though it were set out in full in this Restatement Agreement, but as if references in that clause to the Credit Agreement were construed as references to this Restatement Agreement.

(d)  This Restatement Agreement is a Finance Document.

2.   AMENDMENTS TO AND RESTATEMENT OF THE CREDIT AGREEMENT

     With effect on and from the Effective Date:-

     (a) the Credit Agreement shall be amended and restated in the form set out in Schedule 3 so that the rights and obligations of the parties to this Restatement Agreement (other than the Retiring Banks) shall be governed by the terms of the Restated Credit Agreement;

     (b)  each  New Bank will become a Bank under the Restated
          Credit   Agreement  with  Commitments  as  set   out
          opposite its name in Part II of Schedule 1 to the Restated Credit Agreement; and

     (c) without prejudice to accrued rights and obligations, the Retiring Banks shall cease to have any rights, and be released from all obligations, under the Credit Agreement.

     Notwithstanding   the  current  terms   of   the   Credit
     Agreement,  accrued  commitment  fee  under  the   Credit
     Agreement will be payable on the Effective Date.

3.   REPRESENTATIONS AND WARRANTIES

     Each Obligor represents and warrants to the Finance Parties that the representations and warranties set out in clause 16 (Representations and warranties) of the
     Restated Credit Agreement are true and accurate in all respects as at (unless expressly stated to be given at the Effective Date) the date of this Restatement Agreement and (in all cases) as at the Effective Date, but as if references in the Restated Credit Agreement to the Restated Credit Agreement were construed as references to this Restatement Agreement.

4.   CONDITIONS PRECEDENT

(a) Clause 2 above will only come into effect if the Agent has received in form and substance satisfactory to the
     Agent:

     (i)  all  of  the  documents referred to  in  Part  I  of
          Schedule 2; and

     (ii) evidence that the conditions referred to in Part II of Schedule 2 have been, or will on the Effective
          Date be, satisfied.

     The Agent shall promptly notify the other parties to this
     Restatement  Agreement  of  satisfaction  of  the   above
     conditions precedent.

(b) If the Effective Date shall not have occurred by the date falling three months after the date of this Restatement
     Agreement, this Restatement Agreement shall lapse and be of no further effect.

5.   MISCELLANEOUS

     The provisions of Clauses 10 (Payments), 21 (Expenses), 22 (Stamp duties), 30 (Severability), 31 (Counterparts), 32 (Notices) and 33 (Jurisdiction) of the Restated Credit Agreement shall apply to this Restatement Agreement as though they were set out in full in this Restatement Agreement, but as if references in those clauses to the Restated Credit Agreement were construed as references to this Restatement Agreement.

6.   GOVERNING LAW

     This Restatement Agreement is governed by English law.

This Restatement Agreement has been entered into on the date stated at the beginning of this Restatement Agreement.

                          SCHEDULE 1

                             BANKS

                            PART I


                       CONTINUING BANKS

ABN AMRO Bank N.V.
Union Bank of Switzerland
Bayerische  Landesbank Girozentrale London Branch
The Sanwa Bank, Limited
The Bank of Tokyo-Mitsubishi, Ltd
Barclays Bank PLC
CIBC Wood Gundy PLCplc
The Dai-Ichi Kangyo Bank, Limited
Den Danske Bank Aktieselskab
Deutsche Bank AG London
Dresdner Bank AG London Branch
Rabobank International, London Branch
(Cooperatieve  Centrale  Raiffeisen Boerenleenbank BA)
The Royal Bank of Scotland plc
Societe Generale
The Sumitomo Trust & Banking  Co., Ltd
The Toronto-Dominion Bank
Westdeutsche Landesbank Girozentrale
Commonwealth Bank of Australia
Credit Lyonnais
The Fuji Bank, Limited
National Westminster Bank plc
The Sakura Bank, Limited
The Bank of New York
Midland Bank PLC
The Nikko Bank (UK) plc
The Sumitomo Bank, Limited
The Tokai Bank, Limited
The Toyo Trust and Banking Company, Limited


                            PART II

                           NEW BANKS

De Nationale Investeringsbank N.V., London Branch
ING Bank N.V., London Branch
Scotiabank Europe PLC


                           PART III

                        RETIRING BANKS


Bank of America National Trust and Savings Association
The Bank of Nova Scotia
Bayerische Hypotheken-und Wechsel-Bank AG
The Industrial Bank of Japan, Limited
Kredietbank N.V.
Union Bank of California, N.A.

                          SCHEDULE 2

          CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

                            PART I

1. A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name (if any) of each Obligor incorporated in England and the certificate of formation, limited liability agreement and certificate of good standing in respect of each Obligor formed under the laws of the State of Delaware.

2.   A  copy of a resolution of the board of directors of each
     Obligor  incorporated  in  England,  and  a  copy  of   a
     resolution  or  consent  of  the  member  of  each  other
     Obligor:-

     (a)  approving   the  terms  of,  and  the   transactions
          contemplated by, and resolving that it execute this Restatement Agreement;

         (b) authorising a specified person or persons to execute this Restatement Agreement on its behalf;
          and

         (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Restatement Agreement.

3. A copy of a resolution, passed by all the holders of the issued or allotted shares in each Obligor incorporated in England (other than London Electricity and EUK), approving the terms of, and the transactions contemplated by, the Restated Credit Agreement.

4. A certificate of an authorised signatory of each Obligor, certifying the names and true signatures of the officers or member of each Obligor authorised by the resolution or consent referred to in paragraph 2 above.

5. Evidence (in the form of certificates from relevant counsel or officers of the company concerned, supported by, if applicable, entries on public record of that company and payment instructions) that the corporate structure contained in Schedule 7 to the Restatement Agreement is correct, and that all the capital arrangements referred to in that Schedule have been, or will on the Effective Date be, fully implemented (whether by way of share capital, capital contributions, subordinated debt or otherwise).

6. Evidence that the conditions precedent to the initial advance under the EIL Facility Agreement have been satisfied or waived.

7. A copy of the BPS810,000,000 promissory note(s) from Entergy London Holdings Limited to EUK and BPS810,000,000 plus the Sterling equivalent of at least U.S.$107,000,000 promissory note(s) from Entergy London Limited to Entergy UK Finance Limited.

8. A Debenture executed by each Guarantor (other than the Company).

9.   A   supplemental  debenture  executed  by  the   Company,
     amending and restating the Debenture dated 17th December, 1996, substantially in the agreed form.

10. Share certificates (and, if those share certificates are not in the name of the Agent or its nominees, duly executed stock transfer forms) for all the shares in Entergy UK Limited, Entergy London Holdings Limited, Entergy London Limited, Entergy UK Finance Limited and the Company.

11. Completed form 395 in respect of each Debenture referred to in paragraph 8 above.

12.  The   Intercreditor  Agreement,  duly  executed  by   the
     Obligors expressed to be party to it, substantially in the agreed form.

13. A legal opinion of Richards, Layton & Finger, counsel of the Obligors formed under the laws of the State of Delaware, addressed to the Finance Parties, substantially in the agreed form.

14. A legal opinion of Allen & Overy, English legal advisers to the Arrangers, addressed to the Finance Parties, substantially in the agreed form.

15. Novation agreements executed by the Company and, respectively, ABN AMRO Bank N.V., Bank of America National Trust and Savings Association and Union Bank of Switzerland transferring the rights and obligations of the Company under the existing Swap Documents with ABN AMRO Bank N.V., Bank of America National Trust and Savings Association and Union Bank of Switzerland to EUK, substantially in the agreed form.

16.  Evidence that CT Corporation has accepted its appointment as  process  agent  in  New  York  for  the  purposes  of
     Clause   33   (Jurisdiction)  of  the   Restated   Credit
     Agreement.

17.  A  copy  of the indenture dated as of 1st November,  1997 between the Company and The Bank of New York, as trustee,
     relating   to   the  Subordinated  Debentures   and   the
     Subordinated Capital Security Guarantee.

18. A certificate of an authorised signatory of EUK certifying that each copy document specified in this
     Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Restatement Agreement.

                            PART II

1.   Payment of all amounts payable in respect of Facility B.

2. Payment of all amounts owing under the Finance Documents to the Retiring Banks.

3. Payment of all accrued fees, costs and expenses of the Agent (including reasonable legal fees and expenses of the Agent) under this Restatement Agreement, to the extent then due and payable.

                          SCHEDULE 3

               FORM OF RESTATED CREDIT AGREEMENT


                   RESTATED CREDIT AGREEMENT


                  DATED 17th  December, 1996
  (as subsequently amended including by way of a Restatement
             Agreement dated 17th November, 1997)

                        BPS1,010,000,000


                        CREDIT FACILITY


                              FOR


                      ENTERGY UK LIMITED
                              and
                    LONDON ELECTRICITY plc


                         GUARANTEED BY

                ENTERGY LONDON INVESTMENTS PLC
                  ENTERGY UK FINANCE LIMITED
                ENTERGY LONDON HOLDINGS LIMITED
                    ENTERGY LONDON LIMITED
        ENTERGY INTERNATIONAL INVESTMENTS NO. 1 LTD LLC
        ENTERGY INTERNATIONAL INVESTMENTS NO. 2 LTD LLC



                          ARRANGED BY


                      ABN AMRO BANK N.V.
                              and
                   UNION BANK OF SWITZERLAND




                        Allen & Overy


                            London

                             INDEX

Clause                                                    Page

1.   INTERPRETATION                                         13
2.   THE FACILITIES                                         31
3.   PURPOSE AND AVAILABILITY                               32
4.   CONDITIONS PRECEDENT                                   32
5.   UTILISATIONS                                           32
6.   REPAYMENT                                              33
7.   PREPAYMENT AND CANCELLATION                            34
8.   INTEREST PERIODS                                       35
9.   INTEREST                                               36
10.  PAYMENTS                                               38
11.  TAXES                                                  39
12.  MARKET DISRUPTION                                      41
13.  INCREASED COSTS                                        42
14.  ILLEGALITY                                             43
15.  GUARANTEE                                              44
16.  REPRESENTATIONS AND WARRANTIES                         46
17.  UNDERTAKINGS                                           50
18.  DEFAULT                                                66
19.  THE AGENT AND THE ARRANGERS                            72
20.  FEES                                                   76
21.  EXPENSES                                               77
22.  STAMP DUTIES                                           78
23.  INDEMNITIES                                            78
24.  EVIDENCE AND CALCULATIONS                              79
25.  AMENDMENTS AND WAIVERS                                 79
26.  CHANGES TO THE PARTIES                                 80
27.  DISCLOSURE OF INFORMATION                              83
28.  SET-OFF                                                83
29.  PRO RATA SHARING                                       84
30.  SEVERABILITY                                           85
31.  COUNTERPARTS                                           85
32.  NOTICES                                                85
33.  JURISDICTION                                           86
34.  GOVERNING LAW                                          87

SCHEDULES

1.   PART I - ADDITIONAL GUARANTORS                         88
     PART II - BANKS AND COMMITMENTS                        88

2.   CALCULATION OF THE MLA COST                            90

3.   FORM OF REQUEST                                        92

4.   FORM OF NOVATION CERTIFICATE                           93

5.   FORM OF DEBENTURE                                      94

6.   FORM OF SUBORDINATION AGREEMENT                       113

7.   CORPORATE STRUCTURE                                   124

THIS AGREEMENT is dated 17th December, 1996 (as subsequently amended, including by way of a Restatement Agreement dated
17th November, 1997) between:-

(1)  ENTERGY UK LIMITED (Registered No. 3386063) ("EUK");

(2)  ENTERGY  LONDON INVESTMENTS PLC (Registered No.  3261188)
     (the "Company");

(3)  LONDON  ELECTRICITY PLC (Registered No. 2366852) ("London
     Electricity");

(4)  THE  COMPANIES  listed  in  Part  I  of  Schedule  1   as
     additional  guarantors (in this capacity the  "Additional
     Guarantors");

(5) ABN AMRO BANK N.V. and UNION BANK OF SWITZERLAND as arrangers (in this capacity the "Arrangers");

(6)  THE  FINANCIAL INSTITUTIONS listed in Part II of Schedule
     1 as banks (the "Banks");

(7) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as party to a Swap Document ("B of A"); and

(8)  ABN  AMRO  BANK  N.V.  as  agent (in  this  capacity  the
     "Agent").

IT IS AGREED as follows:-

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:-

     "Accounting Date"

     means the last day of each financial quarter of the Company.

     "Accounting Period"

     means  any  period of approximately three months  or  one
     year ending on an Accounting Date for which accounts  are
     required  to  be  prepared  for  the  purposes  of   this
     Agreement.

     "Acquisition"

     means the acquisition by the Company of the shares of London Electricity.

     "Act"

     means the Electricity Act 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant to it.

     "Adjusted Capital and Reserves"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Affiliate"

     means a Subsidiary or a Holding Company of a person and any other Subsidiary of that Holding Company.

     "Applicable Accounting Principles"

     means:-

     (a) in relation to accounts or financial statements or Financial Indebtedness of London Electricity, UK
          GAAP; and

     (b) in relation to accounts or financial statements or Financial Indebtedness of each other Obligor, US
          GAAP.

     "Auditors"

     means Coopers & Lybrand or any other "Big Six" firm of accountants or any other firm (approved by the Agent) of independent public accountants of international standing recognised and authorised by the Institute of Chartered Accountants of England and Wales which is appointed by the Company to audit the consolidated annual accounts of the Company.

     "Bonds"

     means:

     (a)  the BPS100,000,000 8 per cent. bonds due 2003; and

     (b)  the BPS100,000,000 85/8 per cent. bonds due 2005,

     issued by London Electricity.

     "Borrower"

     means, for Facility A, EUK or, for Facility C and subject to Clause 2.4 (Release of London Electricity), London
     Electricity.

     "Borrowing"

     means Financial Indebtedness (without double counting) adjusted as follows:

     (a) any interest, dividends, commission, fees or other like financing charges, and any item falling within paragraph (g) of the definition of Financial Indebtedness, shall be excluded, save in each case to the extent capitalised or more than 15 days overdue for payment;

     (b) in respect of any bonds, notes, debentures, loan stocks and/or other debt securities issued at a discount or redeemable at a premium and constituting a Borrowing, the issue price thereof, together with any applicable discount or premium recognised or required by the Applicable Accounting Principles to be recognised at the time of calculation (other than amounts required by the Applicable Accounting Principles to be accounted for as interest) in the accounts of the relevant person (were any then to be prepared), shall be included;

     (c) in respect of paragraphs (d) and (e) of the definition of Financial Indebtedness, only the principal amount thereof as determined by the Applicable Accounting Principles or (in the case of paragraph (e)) the capitalised value (as so determined) of any items falling thereunder shall be included;

     (d)  any   item  falling  within  paragraph  (f)  of  the
          definition of Financial Indebtedness which is in respect of any sum excluded by paragraph (a) or (c) above shall be excluded; and

     (e) any item falling within paragraph (f)(ii) of the definition of Financial Indebtedness shall be included only to the extent that the same has been or (in accordance with the Applicable Accounting Principles) ought to be given a value in the latest or next Accounts, or in any notes to those Accounts.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for business in London.

     "Capitalisation Ratio"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Commitment"

     means, in respect of a Bank, its Facility A Commitment or
     Facility   C  Commitment,  as  the  case  may   be,   and
     "Commitments"  means  the aggregate  of  its  Facility  A
     Commitment and Facility C Commitment.

     "Consolidated EBITDA"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Consolidated Net Interest Payable"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Consolidated Net Total Borrowings"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Consolidated Total Interest Payable"

     has the meaning given to it in Clause 17.26 (Financial covenants).

     "Dangerous Substance"

     means any radioactive emissions, noise, any natural or artificial substance (whether in the form of a solid, liquid, gas or vapour) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare.

     "Debenture"

     means a debenture (as it may be amended) executed by a Guarantor in favour of the Agent, substantially in the form of Schedule 5.

     "Default"

     means an Event of Default or an event which, with the giving of notice, expiry of any applicable grace period, determination of materiality by the Majority Banks or failure to create a first legal mortgage, in each case as specified in Clause 18 (Default) (or any combination of the foregoing), would constitute an Event of Default.

     "Director General"

     means the person appointed from time to time by the Secretary of State to hold office as the Director General of Electricity Supply for the purpose of the Act.

     "Double Taxation Treaty"

     means any convention between the government of the United
     Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

     "Drawdown Date"

     means the date of the advance of a Loan.

     "Effective Date"

     has the meaning given to it in the Restatement Agreement.

     "EIL Facility Agreement"

     has the meaning given to it in the Restatement Agreement.

     "ELC"

     means  Entergy  London Capital L.P.,  a  special  purpose
     Delaware limited partnership in which the Company is the sole general partner.

     "Environment"

     means any of the following media, the air (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

     "Environmental Claim"

     means any claim by any person:

     (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law;
          or

     (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings, including, without limitation, any such claim arising from injury to persons, property or natural resources.

     "Environmental Contamination"

     means each of the following and their consequences:

     (a) any release, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any Obligor or any other member of the Group into any part of the Environment; or

     (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any Obligor or any other member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

     (c)  any other pollution of the Environment.

     "Environmental Law"

     means all applicable laws (including, without limitation, common law), regulations, directing codes of practice, circulars, guidance notices and the like having legal effect (whether in the United Kingdom or elsewhere) concerning pollution or the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Environmental Licence"

     means  any  authorisation required by  any  Environmental
     Law.

     "Event of Default"

     means an event specified as such in Clause 18.1 (Events of Default).

     "Extraordinary Items"

     has  the  meaning given to it in Clause 17.26  (Financial
     Covenants).

     "Facility"

     means Facility A or Facility C.

     "Facility A"

     means  the facility referred to as such in Clause  2.1(a)
     (Facilities).

     "Facility A Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the Effective Date, the amount in Sterling set opposite its name in Part II of Schedule 1 under the heading
          "Facility A Commitment"; and

     (b)  in relation to a Bank which becomes a Bank after the
          Effective   Date,  the  amount  of  a   Facility   A
          Commitment acquired by it under Clause 26 (Changes to the Parties),

     to the extent not transferred, cancelled or reduced under this Agreement.

     "Facility A Final Repayment Date"

     means 31st October, 2002.

     "Facility A Loan"

     means a loan made by the Banks under Facility A or the principal amount outstanding of that loan.

     "Facility C"

     means  the facility referred to as such in Clause  2.1(b)
     (Facilities).

     "Facility C Commitment"

     means:

     (a) in relation to a Bank which is a Bank on the Effective Date, the amount in Sterling set out opposite its name in Part II of Schedule 1 under the heading "Facility C Commitment"; and

     (b)  in relation to a Bank which becomes a Bank after the
          Effective   Date,  the  amount  of  a   Facility   C
          Commitment acquired by it under Clause 26 (Changes to the Parties),

     to the extent not transferred, cancelled or reduced under this Agreement.

     "Facility C Final Repayment Date"

     means 17th December, 2001.

     "Facility C Loan"

     means a loan made by the Banks under Facility C or the principal amount outstanding of that loan.

     "Facility Office"

     means the office notified by a Bank to the Agent:-

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than 5 Business Days' notice,

     as the office through which it will perform all or any of its obligations under this Agreement.

     "Fee Letter"

     means the letter dated the date of the Restatement Agreement between the Arrangers and the Company, or the letter dated the date of the Restatement Agreement between the Company and the Agent, setting out the amount of various fees referred to in Clause 20 (Fees).

     "Final Repayment Date"

     means  the  Facility  A  Final  Repayment  Date  or   the
     Facility C Final Repayment Date.

     "Finance Document"

     means:-

     (a)  this Agreement;

     (b)  a Fee Letter;

     (c)  a Debenture;

     (d)  a Novation Certificate;

     (e)  a Subordination Agreement;

     (f)  a Swap Document;

     (g)  the Intercreditor Agreement; or

     (h) any other document designated as such by the Agent and an Obligor.

     "Finance Party"

     means an Arranger, a Bank, B of A or the Agent.

     "Financial Indebtedness"

     means any indebtedness for, or for interest or other charges relating to, or otherwise in respect of or pursuant to:-

     (a)  moneys   borrowed  or  raised,  including,   without
          limitation:

          (i) monies raised by the sale of receivables or other financial assets on terms (and to the extent) that recourse may be had to the vendor in the event of non-payment of those receivables or financial assets when due;

          (ii) monies    raised   under   acceptance    credit
               facilities; and

          (iii) monies raised through the issue of bonds, notes, debentures, bills, loan stocks and other debt securities (including any debt security convertible, but not at the relevant time converted, into share capital);

     (b) the acquisition cost of assets or services to the extent payable on deferred payment terms after the time of acquisition or possession by the party liable (whether or not evidenced by any bond, note, debenture, bill, loan stock or other debt security), excluding:

          (i)  retentions  which  are  normal  in  the   trade
               concerned and not entered into primarily as a means of raising finance;

          (ii) any payment relating to construction works or the acquisition of fixed assets which will become payable only upon fulfilment of conditions relating to or comprising completion or commissioning of certain stages in such works or in the supply programme or the granting of any planning permission for such works or fixed assets and which has not yet become payable by reason of the non-fulfilment of any such condition; and

          (iii) any such cost payable on deferred payment terms which are normal in the business concerned and not entered into primarily as a means of raising finance, and which do not involve any deferral of payment of any sum for more than six months;

     (c) moneys received in consideration for the supply of goods and/or services to the extent received more than six months before the due date for their supply (but excluding any liability in respect of bona fide advance payments and deposits received from customers in the ordinary course of trade);

     (d)  instalments   under  conditional   sale   agreements
          entered into primarily as a method of raising finance;

     (e) payments under leases (whether in respect of land, machinery, equipment or otherwise) and payments under hire purchase agreements and similar agreements and instruments, in each case where those leases, agreements or instruments are treated as finance leases in accordance with the Applicable Accounting Principles;

     (f) (i) any guarantee, indemnity, letter of credit or other legally binding instrument to assure payment of, or against loss in respect of non-payment of, any of the indebtedness specified in this definition and any counter-indemnity in respect of any thereof; and/or

          (ii) any legally binding agreement or other instrument entered into in connection with any of the indebtedness specified in this definition requiring, or giving any person the right (contingently or otherwise) to require, that any other person invest in, make advances to, purchase assets of or maintain the solvency or financial condition of any other person; and/or

          (iii)      any recourse under any form of assurance,
               undertaking or support of a type referred to in
               paragraph   (b)(iii)  of  the   definition   of
               "Project Finance Indebtedness";

     (g) any interest rate and/or currency swap, and any other interest or currency protection, hedging or financial futures transaction or arrangement; or

     (h) transactions which involve or have the commercial effect of the borrowing of commodities as part of an arrangement for or in substitution for the raising of finance, the value of indebtedness concerned for this purpose being the sum which must be paid and/or the value in money terms of the commodities which must be delivered by the "borrower" to, or to the order of, the "lender", but any Subordinated Debt, Project Finance Indebtedness (other than indebtedness referred to in paragraph
     (f)(iii) above) or indebtedness under any indemnity in respect of any letter of credit issued in connection with the Pooling and Settlement Agreement shall not constitute Financial Indebtedness.

     "Group"

     means at any time the Company and its Subsidiaries at that time.

     "Guarantor"

     means the Company or an Additional Guarantor.

     "Holding Company"

     has the meaning given to it in Section 736 of the Companies Act 1985.

     "Information Memorandum"

     means  the  Information Memorandum  dated  October,  1997
     prepared   by  the  Borrowers  in  connection  with   the
     Restatement Agreement.

     "Intercompany Notes"

     means the notes referred to in paragraph 7 of Part  1  of
     Schedule 2 of the Restatement Agreement.

     "Intercreditor Agreement"

     means the agreement dated 17th November, 1997 between EUK, the Guarantors and the Agent (in its capacity as Agent under this Agreement and security trustee under the Debentures) and ABN AMRO Bank N.V. (in its capacity as administrative agent under the EIL Facility Agreement) regulating enforcement of the Debentures and other related matters.

     "Interest Period"

     means  each period selected in accordance with  Clause  8
     (Interest Periods).

     "LIBOR"

     means the arithmetic mean (rounded upward to the nearest four decimal places) of the rates, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market at or about
     11.00 a.m. on the first day of an Interest Period for the offering of deposits in Sterling for a period comparable to the Interest Period.

     "Licence"

     means a public electricity supply licence held by a member of the Group and issued pursuant to Section 6(1) of the Act, as modified or supplemented from time to time.

     "Licenceholder"

     means at any time the member of the Group which then holds a Licence.

     "Licence Undertaking"

     means any undertaking or assurance given in connection with the Acquisition by any one or more of the Company, London Electricity or any Affiliate of any of them to the Director General or the Secretary of State concerning the management and/or ownership of and/or other matters concerning London Electricity.

     "Loan"

     means a Facility A Loan or a Facility C Loan.

     "London Electricity Group"

     means at any time London Electricity and its Subsidiaries at that time.

     "Majority Banks"

     means, at any time, Banks:-

     (a) whose participations in all Loans then outstanding aggregate more than 662/3 per cent. of all Loans then outstanding; or

     (b) if there are no Loans then outstanding, whose Commitments then aggregate more than 662/3 per cent.
          of the Total Commitments; or

     (c) if there are no Loans then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

     "Margin"

     means:

     (a) in respect of a Facility A Loan, 1.00 per cent per annum or, as the case may be, subject to Clause 9.1(b) (Interest rate) and with effect from each applicable Margin Adjustment Date, at any time when the Capitalisation Ratio is:

          (i) greater than 70 per cent., 1.00 per cent. per annum;

          (ii) equal to or less than 70 per cent., but greater than 65 per cent., 0.75 per cent. per annum;

          (iii) equal to or less than 65 per cent., but greater than 60 per cent., 0.60 per cent. per annum;

          (iv) equal to or less than 60 per cent., but greater than 55 per cent., 0.45 per cent. per annum;
               and

          (v) equal to or less than 55 per cent., 0.30 per cent. per annum;

          or

     (b) in respect of a Facility C Loan, 0.25 per cent. per annum.

     "Margin Adjustment Date"

     means, in respect of a Facility A Loan, the first day of the first Interest Period for that Facility A Loan commencing after each determination of the Capitalisation Ratio following delivery by the Company of a certificate under Clause 17.2(b)(i) or (ii) (Financial information).

     "Material Subsidiary"

     means:

     (a)  London Electricity;

     (b) any member of the Group (other than the Company and any Project Finance Subsidiary):

          (i)  which is the Licenceholder; or

          (ii) whose pre-tax operating profits represent at least ten per cent. of the consolidated pre-tax operating profits of the Group; or

          (iii) the book value of whose gross assets represents at least ten per cent. of the consolidated gross assets of the Group,

          and for this purpose:

          (A) in the case of a company which itself has Subsidiaries, the calculation shall be made by using the consolidated pre-tax operating profits or gross assets, as the case may be, of it and its Subsidiaries;

          (B)  all   calculations   of  consolidated   pre-tax
               operating profits or gross assets shall be made by reference to:

               (1) the latest accounts of the relevant company (or, as the case may be, a consolidation of the accounts of it and its Subsidiaries) used for the purpose of the then latest unaudited quarterly or audited annual consolidated accounts of the Group delivered to the Agent under Clause 17.2 (Financial information); and

               (2)  those unaudited quarterly or, as the  case
                    may   be,   audited  annual   consolidated
                    accounts of the Group;

               and shall be made in accordance with the Applicable Accounting Principles; or

     (c) any member of the Group (other than the Company and any Project Finance Subsidiary) which is not otherwise a Material Subsidiary under this definition but to which any Material Subsidiary transfers in any annual Accounting Period all or substantially all of its assets; the Material Subsidiary from which the assets were transferred shall cease to be a Material Subsidiary unless and until it is shown to be a Material Subsidiary under any other paragraph of this definition.

     In the event of any dispute as to whether a Subsidiary is or is not at any time a Material Subsidiary the question shall be referred to the Auditors for determination according to the provisions of this definition (acting as experts at the cost of the Company) and their decision shall be conclusive and binding on the Parties in the absence of manifest error.

     "MLA Cost"

     means  the  cost imputed to the Banks of compliance  with
     the  Mandatory Liquid Assets requirements of the Bank  of
     England  during  each  Interest  Period,  determined   in
     accordance with Schedule 2.

     "Novation Certificate"

     has the meaning given to it in Clause 26.3 (Procedure for novations).

     "Obligor"

     means a Borrower or a Guarantor.

     "Party"

     means a party to this Agreement.

     "Permitted Transaction"

     means:

     (a)  a   reconstruction,  amalgamation,   reorganisation,
          merger  or consolidation of an Obligor or a Material
          Subsidiary on terms approved by the Majority Banks;

     (b) a disposal of assets permitted by the terms of this Agreement; or

     (c) a solvent liquidation, dissolution or winding-up of a Material Subsidiary (other than London Electricity or the Licenceholder) which does not have a Material
          Adverse Effect.

     "Pooling and Settlement Agreement"

     means the agreement dated 30th March, 1990 made by London Electricity (or any other Licenceholders) with the National Grid Company plc and others setting out the rules and procedures for the operation of an electricity trading pool and of a settlement system.

     "Project Finance Indebtedness"

     means any Borrowing which finances the acquisition, development, ownership and/or operation of an asset:

     (a)   which  is incurred by a Project Finance Subsidiary;
     or

     (b) in respect of which the person or persons to whom the Borrowing is or may be owed by the relevant debtor (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than to a Project Finance Subsidiary) for its repayment other than:

          (i) recourse to the debtor for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the asset; and/or

          (ii) recourse to the debtor for the purpose only of enabling amounts to be claimed in respect of that Borrowing in an enforcement of any Security Interest given by the debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the debtor over its shares or like interest in the capital of the debtor) to secure the Borrowing but only if:

                    (A)   the  extent of the recourse  to  the
                    debtor is limited solely to the amount  of
                    any    recoveries   made   on   any   such
                    enforcement; and

                    (B)    that  person  or  persons  are  not
                    entitled, by virtue of any right or claim arising out of or in connection with that Borrowing, to commence proceedings for the winding up or dissolution of the debtor or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the debtor or any of its assets (other than the assets the subject of that Security Interest); and/or

          (iii) recourse to the debtor generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (other than a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

     "Project Finance Subsidiary"

     means any Subsidiary of the Company (other than the Licenceholder):

     (a)  which  is  a  company  whose  principal  assets  and
          business   are   constituted   by   the   ownership,
          acquisition, development and/or operation of an asset whether directly or indirectly;

     (b) none of whose Borrowings in respect of the financing of the ownership, acquisition, development and/or operation of an asset benefits from any recourse whatsoever to any member of the Group (other than the Subsidiary itself or another Project Finance Subsidiary) in respect of its repayment, except as expressly referred to in paragraph (b)(iii) of the definition of Project Finance Indebtedness in this Clause 1.1 (Definitions); and

     (c) which has been designated as such by the Company by notice to the Agent. However, the Company may give notice to the Agent at any time that any Project Finance Subsidiary is no longer a Project Finance Subsidiary, whereupon it shall cease to be a Project Finance Subsidiary.

     "Qualifying Bank"

     means:-

     (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which, for the purposes of Section 349 of the Income and Corporation Taxes Act 1988, is beneficially entitled to, and within the charge to United Kingdom corporation tax as regards, any interest received by it under this Agreement, except that, if that Section is repealed, modified, extended or re-enacted, the Agent may at any time and from time to time (acting reasonably) amend this definition to reflect such repeal, modification, extension or enactment by giving notice of the amended definition to the Company; or

     (b) a person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving that person and other residents of that country full exemption from United Kingdom taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected.

     "Reference Banks"

     means, subject to Clause 26.4 (Reference Banks), the principal London offices of ABN AMRO Bank N.V., Barclays
     Bank PLC and Union Bank of Switzerland.

     "Repayment Date"

     means the Facility A Final Repayment Date or the last day of the Interest Period of a Facility C Loan.

     "Request"

     means   a  request  made  by  a  Borrower  for  a   Loan,
     substantially in the form of Schedule 3.

     "Restatement Agreement"

     means the agreement dated 17th November, 1997 between the parties to this Agreement on the Effective Date and several other banks which were party to this Agreement immediately before the Effective Date pursuant to which this Agreement has been restated and amended.

     "Rollover Loan(s)"

     means one or more Facility C Loan(s), the aggregate principal amount of which is less than or equal to one or more outstanding Facility C Loan(s), and whose Drawdown Date coincides with the Repayment Date(s) of those outstanding Facility C Loan(s).

     "Secretary of State"

     means the Secretary of State as referred to in the Act.

     "Security Account"

     has the meaning given to it in each Debenture.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

     "Sterling"

     means the lawful currency for the time being of the United Kingdom.

     "Subordinated Capital Securities"

     means the limited partnership interests of ELC designated as "85/8% Cumulative Quarterly Income Preferred Securities, Series A", issued concurrently with the issuance of the Subordinated Debentures and not exceeding U.S.$300,000,000 in aggregate liquidation preference where:

     (a)  the  proceeds  of  the issuance of the  Subordinated
          Capital   Securities  and  the   Company's   capital
          contributions to ELC are utilised by ELC to purchase
          Subordinated Debentures; and

     (b)  the  payments from time to time of interest  on  the
          Subordinated Debentures are to be utilised by ELC to
          make   distributions   to   the   holders   of   the
          Subordinated Capital Securities.

     "Subordinated Capital Security Guarantee"

     means the guarantee of the Company to be executed and delivered to the trustee with respect to the Subordinated Capital Securities concurrently with the issuance thereof, providing for a guarantee by the Company, on a subordinated basis, of ELC's obligations under the Subordinated Capital Securities, but only to the extent that ELC has funds sufficient to make such payments.

     "Subordinated Debentures"

     means the 85/8% Junior Subordinated Deferrable Interest Debentures, Series A to be issued to ELC and created pursuant to an Indenture, dated as of 1st November, 1997, between the Company and The Bank of New York, as Trustee, and an "Officer's Certificate" as provided therein:

     (a) providing for the issuance of Subordinated Debentures in an aggregate principal amount equal to the sum of the Company's capital contribution, as general partner to ELC, plus the aggregate stated liquidation preference of the Subordinated Capital Securities to be issued concurrently with the issuance of the Subordinated Debentures;

     (b) providing that the Company shall have the right to defer the payment of interest on the Subordinated Debentures at any time or from time to time so long as no Event of Default (as defined therein) shall have occurred and be continuing; and

     (c) providing that the payment of principal, premium, if any, and interest on the Subordinated Debentures shall be subordinate in right of payment and enforcement to the prior payment of certain senior indebtedness of the Company, to the extent provided in such Indenture, provided that such senior indebtedness shall include, without limitation, all amounts outstanding under this Agreement, and provided further, that such Indenture shall provide that no payments on account of principal, premium, if any, or interest on the Subordinated Debentures may be made if there shall have occurred and be continuing either a default in any payment with respect to such senior indebtedness, or an event of default with respect to such senior indebtedness resulting in the acceleration of the maturity thereof remaining uncured.

     "Subordinated Debt"

     means a separate unsecured loan to the Company from a shareholder, or an Affiliate of a shareholder, of the Company and/or any other person which:

     (a)  has  a  maturity date falling after the  Facility  A
          Final Repayment Date;

     (b) is not capable of acceleration (other than in the event of insolvency or an insolvency proceeding) whilst any amount may be or become payable by any Obligor under the Finance Documents or any of the Commitments remain in effect; and

     (c) is subordinated (as regards priority of payment, ranking, rights of enforcement and all other rights) as to principal, interest and all other amounts payable on or in respect thereof and any and all claims (including for damages) related thereto to all amounts which may be or become payable by the Obligors under the Finance Documents, all in accordance with a Subordination Agreement.

     "Subordination Agreement"

     means  a  subordination  agreement  entered,  or  to   be
     entered, into by the Agent, the Company and any other person in respect of Subordinated Debt, substantially in the form of Schedule 6.

     "Subsidiary"

     means:-

     (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

     (b) for the purposes of Clauses 17.26 (Financial covenants) and any financial information relating to the Group, a subsidiary undertaking within the meaning of Section 21 of the Companies Act 1989.

     "Swap Document"

     means an interest rate hedging agreement (substantially in the form agreed by the Company and the Agent prior to the date of this Agreement) entered into by the Company with certain Banks party to this Agreement as at the date of this Agreement and any confirmation entered into pursuant to any such agreement.

     "Total Commitments"

     means  the  aggregate of the Total Facility A Commitments
     and    the   Total   Facility   C   Commitments,    being
     BPS1,010,000,000 at the Effective Date.

     "Total Facility A Commitments"

     means the aggregate for the time being of the Facility  A
     Commitments, being BPS810,000,000 at the Effective Date.

     "Total Facility C Commitments"

     means the aggregate for the time being of the Facility  C
     Commitments, being BPS200,000,000 at the Effective Date.

     "UK GAAP"

     means  generally  accepted accounting principles  in  the
     United   Kingdom  as  at  the  date  of  this  Agreement,
     consistently applied.

     "US GAAP"

     means  generally  accepted accounting principles  in  the
     United   States  as  at  the  date  of  this   Agreement,
     consistently applied.

1.2  Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

     (i) "assets" includes properties, revenues and rights of every description;

          an   "authorisation"  includes   an   authorisation,
          consent, approval, resolution, licence, exemption, filing, registration and notarisation;

          something having a "Material Adverse Effect" is to its having, or being reasonably likely to have, a material adverse effect on the ability of an Obligor to perform and comply with:

          (A)   its  payment  obligations  under  any  Finance
          Document;

          (B) its obligations under Clause 17.26 (Financial covenants); or

          (C) any other of its material obligations under the Finance Documents;

          a "month" is a reference to a period starting on one
          day   in   a  calendar  month  and  ending  on   the
          numerically corresponding day in the next calendar month, except that:

          (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

          (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end; and

          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being of a type with which the person concerned is accustomed to comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a provision of a law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors and permitted assigns;

     (v)  a   Finance  Document  or  another  document  is   a
          reference to that Finance Document or that other document as amended, novated, supplemented, replaced or renewed; and

     (vi) a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   THE FACILITIES

2.1  Facilities

     Subject  to  the  terms  of  this  Agreement,  the  Banks
     irrevocably   grant  to  the  Borrowers   the   following
     facilities:-

     (a) Facility A - a committed term loan facility under which the Banks shall, when requested by EUK, make to EUK on the Effective Date a Loan in an amount equal to the Total Facility A Commitments; and

     (b) Facility C - a committed revolving credit facility under which the Banks shall, when requested by London Electricity, make to London Electricity Loans up to an aggregate amount not exceeding, at any time, the Total Facility C Commitments at that time.

     No Bank is obliged to lend at any time more than its Commitment(s).

2.2  Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.3  Change of currency

(a) If more than one currency or currency unit are at the same time recognised by the laws of any country as the lawful currency of that country, then:

     (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the lawful currency or currency unit of that country designated by the Agent; and

     (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange legally recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with market practice.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the Banks (and, if possible and practicable, the Borrowers) in the same position, so far as possible, that they would have been in if no change in currency had occurred.

2.4  Release of London Electricity

     If the Facility C Commitments have been fully cancelled and no amount payable by London Electricity is outstanding under this Agreement, then, without prejudice to any accrued rights or obligations, London Electricity will cease to have any rights or obligations under this Agreement and will cease to be a Borrower.

3.   PURPOSE AND AVAILABILITY

(a) Each Borrower shall apply each Loan made to it towards its working capital or general corporate purposes.

(b) Subject to the terms of this Agreement, EUK shall borrow the Facility A Loan(s) on the Effective Date.

(c) Facility C Loans may be borrowed, subject to the terms of this Agreement, at any time prior to the Facility C Final
     Repayment Date.

(d) Without affecting the obligations of any Obligor in any way, no Finance Party is bound to monitor or verify the application of any Loan.

4.   CONDITIONS PRECEDENT

     The obligations of each Bank to participate in a Loan are subject to the conditions precedent that:-

     (a)  on  both  the  date of the Request and the  Drawdown
          Date:-

          (i) the representations and warranties in Clause 16 (Representations and warranties) to be repeated on those dates are correct in all material respects and will be correct in all material respects immediately after the Loan is made; and

          (ii) no Event of Default or (in the case of a Loan which is not a Rollover Loan) no Default is outstanding or will result from the Loan;

     (b) it would not cause the Facility A Loan(s) or the Facility C Loans to exceed the Total Facility A
          Commitments or the Total Facility C Commitments, as the case may be; and

     (c)  it would not result in there being more than 15
          Loans outstanding at any time.

5.   UTILISATIONS

5.1  Receipt of Requests

     A Borrower may utilise a Facility if the Agent receives, not later than 9.00 a.m. on the Business Day before its Drawdown Date, a duly completed Request.

5.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:-

     (a)  it  specifies  whether the Loan is  the  Facility  A
          Loan(s) or a Facility C Loan;

     (b)  the Drawdown Date is, in the case of the Facility  A
          Loan(s), the Effective Date and, in the case of a Facility C Loan, a Business Day falling before the
          Facility C Final Repayment Date;

     (c) the principal amount of the Loan is, in the case of the Facility A Loan(s), an amount equal to the Total Facility A Commitments and, in the case of a Facility C Loan, a minimum of BPS10,000,000 and an integral multiple of BPS5,000,000 or the balance of the undrawn Facility C Commitments or such other amount as the Agent may agree;

     (d)  the Interest Period specified complies with Clause 8
     (Interest Periods); and

     (e)  the  payment  instructions  comply  with  Clause  10
          (Payments).

     Each Request is irrevocable.

5.3  Amount of each Bank's participation in the Loan

     The amount of a Bank's participation in a Loan will be the proportion of the Loan which its Facility A Commitment or Facility C Commitment bears to the Total Facility A Commitments or the Total Facility C Commitments, as the case may be, on the proposed Drawdown Date.

5.4  Notification of the Banks

     The Agent shall promptly notify each Bank of the details of the requested Loan and the amount of its participation in the Loan.

5.5  Payment of Proceeds

     Subject  to  the terms of this Agreement,  each  relevant
     Bank shall make its participation in a Loan available to the Agent for the relevant Borrower on the relevant
     Drawdown Date.

6.   REPAYMENT

(a) EUK shall repay the Facility A Loan(s) in full on the Facility A Final Repayment Date to the Agent for the
     Banks.

(b) Subject to paragraph (c) below, London Electricity shall repay each Facility C Loan in full on its Repayment Date to the Agent for the Banks.

(c)  Subject to the terms of this Agreement, amounts repaid by
     London   Electricity  under  paragraph  (b)   above   may
     subsequently be re-borrowed by London Electricity.

7.   PREPAYMENT AND CANCELLATION

7.1  Automatic cancellation of the Total Commitments

     The   Facility  C  Commitment  of  each  Bank  shall   be
     automatically cancelled at close of business on the Facility C Final Repayment Date.

7.2  Voluntary cancellation

     London Electricity may, by giving not less than 2 Business Days' prior notice to the Agent, cancel the unutilised portion of the Total Facility C Commitments in whole or in part (but, if in part, in a minimum amount of BPS10,000,000 and an integral multiple of BPS5,000,000). Any cancellation in part shall be applied against the Facility C Commitment of each Bank pro rata.

7.3  Voluntary prepayment

     A Borrower may at any time, by giving not less than 2 Business Days' prior notice to the Agent, prepay a Loan made to it in whole or in part (but, if in part, in minimum amounts of BPS10,000,000), subject to Clause 23 (Indemnities).

7.4  Additional right of prepayment and cancellation

     If any Obligor is required to pay any amount to a Bank under Clause 11 (Taxes) or Clause 13 (Increased costs), the Obligor may, whilst the circumstances giving rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. In this event:-

     (a) on the date falling 5 Business Days after the date of service of the notice each Obligor shall prepay that Bank's participation in any Loans made to it together with all other amounts payable by it to that Bank under this Agreement; and

     (b) the Bank's Commitments shall be cancelled on the date of service of the notice.

7.5  Mitigation

     If circumstances arise which would, or would on the giving of notice, result in:

     (a) any additional amounts becoming payable under Clause 11.1 (Gross-up); or

     (b)   any  amount  becoming  payable  under  Clause  13.1
     (Increased costs); or

     (c)   any  prepayment  or cancellation  under  Clause  14
     (Illegality),

     then, without limiting the obligations of the Obligors under this Agreement and without prejudice to the terms of Clauses 11.1 (Gross-up), 13.1 (Increased costs) and 14 (Illegality), each Bank shall, in consultation with the Company, take such reasonable steps as may be open to it to mitigate or remove the relevant circumstance, including (without limitation) the transfer with the Company's consent as specified in Clause 26.2 (Transfers by Banks) of its rights and obligations under this Agreement to another bank or financial institution, unless to do so might (in the opinion of the Bank) have a material adverse effect on its business, operations or financial condition or be contrary to its banking policies or be otherwise prejudicial to it.

7.6  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)       (i)  Subject to the terms of this Agreement, amounts
          prepaid  under  Facility C pursuant  to  Clause  7.3
          (Voluntary  prepayment)  may  subsequently  be   re-
          borrowed.

     (ii) No other amount prepaid may subsequently be re-borrowed.

     (iii) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.   INTEREST PERIODS

8.1  Interest Periods

(a) Each Facility A Loan will have successive Interest Periods. The first Interest Period will commence on the Effective Date and subsequent Interest Periods will commence on the expiry of the preceding Interest Period.

(b)  Each Facility C Loan will have one Interest Period only.

(c) Interest Periods may, subject to the other provisions of this Clause 8, be, for an approved duration or an optional duration, and, for this purpose:

     (i)  "approved duration" means a period of 1, 2, 3  or  6
          months; and

     (ii) "optional duration" means any other period (other than an approved duration) of up to 12 months.

8.2  Selection of Interest Periods

(a) EUK may select an Interest Period for a Facility A Loan in its Request or in a notice to be received by the Agent not later than 9.00 a.m. on the Business Day before the commencement of that Interest Period (in the case of subsequent Interest Periods).

(b) If it would not result in more than 15 Loans being outstanding, EUK may select different Interest Periods for a Facility A Loan in accordance with this Clause but each part of a Loan to which an Interest Period applies must be a minimum of BPS10,000,000 and an integral multiple of BPS5,000,000 or such other amount as the Agent may
     agree.   Each  part  of a Facility A  Loan  which  has  a
     different Interest Period shall be treated as a  separate
     Loan.

(c) London Electricity may select an Interest Period for a Facility C Loan in its Request.

(d) If the relevant Borrower fails to specify the duration of an Interest Period, it shall be of 3 months' duration.

8.3  Selection of an optional duration

(a) If a Borrower selects an Interest Period of an optional duration, it may also select in the relevant Request or notice an Interest Period of an approved duration to apply if the selection of an Interest Period of an optional duration becomes ineffective in accordance with paragraph (b) below.

(b)  If:-

     (i) a Borrower requests an Interest Period of an optional duration; and

     (ii) the Agent receives notice from a Bank not later than
          3.00 p.m. on the Business Day before the beginning of that Interest Period that it does not agree to the request,

     the Interest Period for the proposed Loan shall be the alternative period of an approved duration specified in the relevant Request or notice or, in the absence of any alternative selection, 3 months.

(c)  If  the  Agent  receives  a  notice  from  a  Bank  under
     paragraph  (b)  above,  it  shall  notify  the   relevant
     Borrower  and  the  Banks promptly of  the  new  Interest
     Period for the proposed Loan.

8.4  Overrunning of Final Repayment Date

     Notwithstanding any other provision of this Clause 8, if an Interest Period for a Loan would otherwise overrun the relevant Final Repayment Date it shall be shortened so that it ends on that Final Repayment Date.

8.5  Notification

     The Agent shall notify the relevant Borrower and the Banks of the duration of each Interest Period promptly after ascertaining its duration.

9.   INTEREST

9.1  Interest rate

(a) The rate of interest on each Loan for each of its Interest Periods is the rate per annum determined by the Agent to be the aggregate of the applicable:-

     (i)  Margin;

     (ii) LIBOR; and

     (iii)     MLA Cost.

(b) If, in respect of any Accounting Period, the Company does not comply with its obligations under Clause 17.2 (a) or
     (b) (Financial information), the applicable Margin in respect of each Facility A Loan from the date of the Company's non-compliance until the date on which that non-compliance is remedied, shall be adjusted so that the Margin applicable to that Facility A Loan shall be the next Increment up from the applicable Margin for that Facility A Loan in the previous quarterly Accounting Period.

(c) For the purposes of paragraph (b) above, an "Increment" is the difference between each level of the Margin in sub-paragraphs (i) to (v) of paragraph (a) of the definition of "Margin" in Clause 1.1 (Definitions).

9.2  Due dates

     Except as otherwise provided in this Agreement, accrued interest on each Loan is payable by the relevant Borrower on the last day of each Interest Period and also, in the case of a Loan with an Interest Period longer than six months, on the date falling six months after the commencement of the Interest Period.

9.3  Default interest

(a) (i) If an Obligor fails to pay any amount payable by it under the Finance Documents, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "default rate") determined by the Agent to be 1 per cent per annum above, subject to sub-paragraph (ii) below, the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Sterling Loan for such successive Interest Periods of such duration as the Agent may reasonably determine having regard to the likely duration of the default (each a "Designated Interest Period").

     (ii) If the overdue amount is a principal amount of a Loan and it becomes due and payable prior to the last day of an Interest Period for that Loan, then:-

          (1) the first Designated Interest Period for that overdue sum will be the unexpired portion of that Interest Period; and

          (2) the rate of interest on the overdue amount for that first Designated Interest Period will be 1 per cent per annum above the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date.

          After  the  expiry of the first Designated  Interest
          Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with sub-paragraph (i) above.

(b) The default rate will be determined on each Business Day or the first day of the relevant Designated Interest
     Period, as appropriate.

(c) If the Agent determines that Sterling deposits are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Banks from whatever sources the Banks may reasonably select, having due regard to the likely duration of the default.

(d) Default interest will be compounded at the end of each Designated Interest Period.

9.4  Notification of rates of interest

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.  PAYMENTS

10.1 Place

     All  payments by an Obligor or a Bank under  the  Finance
     Documents shall be made to the Agent to its account at such office or bank in the U.K. as it may notify to that Obligor or Bank for this purpose.

10.2 Currency and funds

     Payments under the Finance Documents to the Agent shall be made in Sterling for value on the due date at such times as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in Sterling.

10.3 Distribution

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to the paragraphs below, be made available by the Agent to that Party by payment to its account with such bank in the U.K. as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

(b) Where the Repayment Date for an outstanding Facility C Loan coincides with the Drawdown Date for a new Facility C Loan the Agent shall apply the relevant new Loan in or towards repayment of the relevant outstanding Loan so that:-

     (i) where the amount of the outstanding Loan exceeds the amount of the new Loan, London Electricity shall only be required to repay the excess; and

     (ii) where the amount of the outstanding Loan is exactly the same as the amount of the new Loan, London
          Electricity shall not be required to make any payment.

(c) The Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(d) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4 Set-off and counterclaim

     All  payments  made  by  an  Obligor  under  the  Finance
     Documents shall be made without set-off or counterclaim.

10.5 Non-Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.6 Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by London Electricity or the other Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of London Electricity or those other Obligors, as the case may be, under the Finance Documents in the following order:-

     (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under this Agreement;

     (ii) secondly,  in  or towards payment pro  rata  of  any
          accrued  fees  due  but  unpaid  under  Clause  20.2
          (Commitment fee);

     (iii)      thirdly, in or towards payment pro rata of any
          accrued   interest   due  but  unpaid   under   this
          Agreement;

     (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount payable under the Swap Documents; and

     (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c)  Paragraphs   (a)  and  (b)  above  shall   override   any
     appropriation made by an Obligor.

11.  TAXES

11.1 Gross-up

     All payments by an Obligor under the Finance Documents shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Bank, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax or other deduction.

11.2 Tax receipts

     All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor shall, within 15 days of the payment being made to the appropriate taxation authority, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

11.3 Refund of Tax Credits

     If:-

     (a) an Obligor makes a payment under Clause 11.1 (Gross-up) (a "Tax Payment") in respect of a payment to a Bank under the Finance Documents; and

     (b) that Bank determines in good faith that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Bank is able to identify in good faith as attributable to that Tax Payment, then, if it determines, acting in good faith, that it can do so without any adverse consequences for the Bank, that Bank shall forthwith reimburse that Obligor, such amount as that Bank in its absolute discretion determines to be such proportion of that Tax Credit as will leave that Bank (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. A Bank shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 11.3) (and, if so, what amount and when). No Bank shall be obliged to disclose any information regarding its tax affairs and computations.

11.4 Qualifying Bank

(a) Each Bank party to this Agreement on the Effective Date represents that it is a Qualifying Bank on the Effective Date. Any bank or financial institution which becomes a Bank after the Effective Date represents to each Obligor on the date it becomes a Party that, as at that date, it is a Qualifying Bank.

(b) If, otherwise than as a result of the introduction of, change in, or any change in the interpretation, administration or application of, any law or regulation, any Double Taxation Treaty or any practice or concession of the United Kingdom Inland Revenue occurring after the date a Bank becomes a Party, the Bank is not or ceases to be a Qualifying Bank, no Obligor will be liable to pay to that Bank under Clause 11.1 (Gross-up) any amount in respect of taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if that Bank had been or had not ceased to be a Qualifying Bank.

(c)  Any   Bank  which  falls  within  paragraph  (b)  of  the
     definition of Qualifying Bank shall deliver to the Company, on the date it becomes a Bank, a duly completed form from the tax authorities in the country in which it is resident such that each Borrower may receive from the Inland Revenue a direction to that Borrower under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 that the Borrower should not, on account of the relevant Double Taxation Treaty, pay any interest due to the Bank under the Finance Documents under deduction of United Kingdom tax. The Bank concerned shall, upon the request of the relevant Borrower, promptly and duly (if it is able to do so) execute and deliver any and all such further instruments and documents which are required for the purpose of obtaining such a direction.

(d) Each Bank shall notify the Company through the Agent as soon as it is aware that it ceases to be a Qualifying
     Bank.

12.  MARKET DISRUPTION

(a)  If  a  Reference Bank does not supply an offered rate  by
     11.30 a.m. on the first day of any Interest Period, the applicable LIBOR shall, subject to paragraph (b) below, be determined on the basis of the quotations of the remaining Reference Banks.

(b)  If, in relation to any proposed Loan:-

     (i) no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or the Agent otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR; or

     (ii) the Agent receives notification from Banks whose participations in a Loan exceed 50 per cent. of that Loan that, in their opinion:-

          (A) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their participations in that Loan for the relevant Interest Period; or

          (B) the cost to them of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

     the Agent shall promptly notify the Company and the relevant Banks of the fact and that this Clause 12 is in operation.

(c)  After any notification under paragraph (b) above:-

     (i) in the case of the Facility A Loan, it shall be made or continue but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with sub-paragraphs (iii)-(vii) below;

     (ii) in the case of a Facility C Loan, unless London Electricity notifies the Agent to the contrary before close of business on the day it received the notification under paragraph (b) above, the Loan shall still be made but it shall have an Interest Period of one month and the interest payable on that Loan shall be determined in accordance with sub-paragraphs (iii) to (vii) below;

     (iii) promptly after receipt of the notification, the relevant Borrower and the Agent shall enter into negotiations in good faith for a period of not more than one month with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to the Loan affected by the notification;

     (iv) any  substitute  basis  agreed  under  sub-paragraph
          (iii) above shall be, with the prior consent of all the Banks, binding on all the Parties;

     (v) if no substitute basis is agreed under sub-paragraph (iii) above, each Bank (through the Agent) shall certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its participation in that Loan;

     (vi) any  alternative basis referred to in  sub-paragraph
          (v) above may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but it must reflect the cost to the Banks of funding their participations in that Loan from whatever sources each relevant Bank may reasonably select (each Bank's cost of funding being certified by that Bank with a copy to the Agent) plus the Margin and (if applicable) any MLA Cost; and

     (vii) each alternative basis so certified shall be binding on the Borrowers and the certifying Bank and treated as part of this Agreement.

13.  INCREASED COSTS

13.1 Increased costs

(a)  Subject   to  Clause  13.2  (Exceptions),  the   relevant
     Borrower shall forthwith on demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation after the date of this Agreement; or

     (ii) compliance with any regulation made after the date of this Agreement,

     including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)  In this Agreement "increased cost" means:-

     (i) an additional cost incurred by a Finance Party or its Holding Company as a result of the Finance Party having entered into, or performing, maintaining or funding its obligations under, this Agreement; or

     (ii) that portion of an additional cost incurred by a Finance Party or its Holding Company in the Finance Party making, funding or maintaining all or any advances comprised in a class of advances formed by or including the participations in the Loans made or to be made under this Agreement as is attributable to the Finance Party making, funding or maintaining those participations; or

     (iii)      a reduction in any amount payable to a Finance
          Party or its Holding Company or the effective return to a Finance Party under this Agreement or on its capital or that of its Holding Company; or

     (iv) the amount of any payment made by a Finance Party or its Holding Company, or the amount of interest or other return foregone by a Finance Party or its Holding Company, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

(c) A Finance Party intending to make a claim under this Clause shall promptly notify the relevant Borrower in reasonable detail of the circumstances giving rise to the claim and the basis of computation of that claim.
     However, no Finance Party is obliged to provide any confidential information.

13.2 Exceptions

     Clause 13.1 (Increased costs) does not apply to any increased cost:-

     (a)  compensated for by the payment of the MLA Cost;

     (b)  compensated  for  by  the  operation  of  Clause  11
          (Taxes) or which would have been compensated for but for the operation of Clause 11.4(b) (Qualifying
          Bank);

     (c) attributable to any tax on the overall net income of a Bank or its Holding Company (or the overall net income of a division or branch of the Bank or its Holding Company) imposed in the jurisdiction in which its principal office or Facility Office is situate;

     (d) attributable to the relevant Bank (or its Holding Company) having entered into a commitment to lend to a third party which is, at the time of that
          commitment,  in  breach  of  the  relevant  law   or
          regulation; or

     (e) incurred in consequence of the implementation, as contemplated at the date of this Agreement, of the matters set out in:

          (i) the report of the Basle Committee on Bank Regulation and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards" (including in particular but without limitation any directive of the Bank of England implementing that report in the United Kingdom);

          (ii) the  Directive of the Council of  the  European
               Communities  on  a  Solvency Ratio  for  Credit
               Institutions (89/647/EEC of 18 December  1989);
               and/or

          (iii) the Directive of the Council of the European Communities on Own Funds of Credit
               Institutions (89/299/EEC of 17 April 1989),

          unless it results from any change after the date of this Agreement in, or in the interpretation or application of, those matters as contemplated on the date of this Agreement.

14.  ILLEGALITY

     If it is or becomes unlawful or contrary to any regulation in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, then:-

     (a) the Bank shall promptly notify the Company through the Agent accordingly; and

     (b) (i) each Borrower shall, on the latest day permitted by the relevant law or regulation, prepay that Bank's participation in all Loans made to it together with all other amounts payable by it to that Bank under this Agreement; and

          (ii) the Bank's Commitments shall be cancelled.

15.  GUARANTEE

15.1 Guarantee

     Each Guarantor jointly and severally and irrevocably and unconditionally:-

     (a)  as  principal  obligor guarantees  to  each  Finance
          Party   prompt  performance  by  EUK  of   all   its
          obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever EUK does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall within two Business Days of demand by the Agent pay that amount as if that Guarantor instead of EUK were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party within two Business Days of demand against any loss or liability suffered by it if any obligation so guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

15.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by EUK under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3 Reinstatement

(a) Where any discharge (whether in respect of the obligations of any Obligor, or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of a Guarantor under this Clause 15 (Guarantee) shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.4 Waiver of defences

     The obligations of a Guarantor under this Clause 15 (Guarantee) will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 (Guarantee) or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

     (a) any time or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

     (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 (Guarantee) shall include each variation or replacement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the obligations of the Guarantor under this Clause 15 (Guarantee) shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

     (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of the Guarantor under this Clause 15 (Guarantee) be construed as if there were no such circumstance.

15.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Obligor before claiming from that Guarantor under this Clause 15 (Guarantee).

15.6 Appropriations

     Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party
     (or any trustee or agent on its behalf) may:-

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b)  hold  in  an  interest bearing suspense account  any
          moneys  received  from  EUK or  on  account  of  the
          liability  of  a  Guarantor  under  this  Clause  15
          (Guarantee).

15.7 Non-competition

     Until all amounts which may be or become payable by any Obligor under or in connection with the Finance Documents have been irrevocably paid in full, no Guarantor shall after a claim has been made or by virtue of any payment or performance by it under this Clause 15 (Guarantee):-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause 15 (Guarantee);

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor , or exercise any right of set-off as against any Obligor .

     Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.7.

15.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

16.  REPRESENTATIONS AND WARRANTIES

16.1 Representations and warranties

     Each Obligor makes the representations and warranties set
     out in this Clause 16 (Representations and warranties) to
     each   Finance  Party  in  respect  of  itself  and   its
     Subsidiaries.

16.2 Status

(a)       (i)   In  the  case  of an Obligor  incorporated  in
          England,  it  is a limited liability  company,  duly
          incorporated   and   validly  existing   under   the
          Companies Act 1985; and

          (ii) in the case of an Obligor formed in the State of Delaware, it is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware; and

(b) it has the power to own its assets and carry on its business as it is being conducted.

16.3 Powers and authority

     It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

16.4 Legal validity

     Each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid, binding and enforceable obligation.

16.5 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:-

     (a)  conflict  with  any law or regulation,  judicial  or
          official   order   or   any   Licence   or   Licence
          Undertaking; or

     (b)  conflict with its constitutional documents; or

     (c) conflict with any document which is binding upon any Obligor or any other member of the Group or any asset of any Obligor or any other member of the Group to an extent or in a manner which has a Material Adverse Effect.

16.6 No default

(a) No Event of Default or (unless this representation is being repeated or deemed to be repeated on the date of a Request or a Drawdown Date in respect of a Rollover Loan or the first day of an Interest Period for a Facility A Loan commencing after the Effective Date) other Default is outstanding or will result from any Loan; and

(b) no other event is outstanding which constitutes a default under any document which is binding on any Obligor or any other member of the Group or any asset of any Obligor or any other member of the Group to an extent or in a manner which has a Material Adverse Effect.

16.7 Authorisations

     Subject to due registration of any Debenture at Companies House under section 395 of the Companies Act 1985, all authorisations required by any UK or US law or the terms of any Licence or Licence Undertaking in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

16.8 Accounts

(a) In the case of the Company, the audited consolidated accounts of the Group most recently delivered to the Agent under this Agreement:-

     (i)  have  been  prepared in accordance  with  Applicable
          Accounting Principles; and

     (ii) fairly    represent   the   consolidated   financial
          condition of the Group as at the date to which they were drawn up.

(b) In the case of EUK and London Electricity, its audited consolidated accounts most recently delivered to the Agent:-

     (i)  have  been  prepared in accordance  with  Applicable
          Accounting Principles; and

     (ii) fairly    represent   its   consolidated   financial
          condition as at the date to which they were drawn up.

16.9 Litigation

     No litigation, arbitration or administrative proceedings are, to its knowledge, current, pending or threatened:

     (a) to restrain the entry into, exercise of any of its rights, and/or performance or enforcement of or compliance with any of its obligations, under the Finance Documents; or

     (b)  which have a Material Adverse Effect.

16.10     Information Memorandum

(a) All material factual information contained in the Information Memorandum was true (or, in the case of information provided by any person other than an Obligor or its advisers, was true to the best of its knowledge and belief) in all material respects at the date (if any) ascribed to it in the Information Memorandum or (if none) at the date of the relevant component of the Information Memorandum;

(b) any expressions of opinion or intention and any forecasts and projections contained in the Information Memorandum were arrived at in good faith and were based on reasonable assumptions which that Obligor believes to be true; and

(c) as at the Effective Date, the Information Memorandum, taken as a whole, was not misleading in any material respect and did not omit to disclose any matter failure to disclose which would result in any material information contained in the Information Memorandum being misleading in any material respect in the context of the Finance Documents.

16.11     Environmental Matters

(a) Each Obligor and each other member of the Group has obtained all material Environmental Licences required for the carrying on of its business as then conducted and is in compliance in all material respects with:

     (i)  the  terms  and  conditions of  those  Environmental
          Licences; and

     (ii) all other applicable Environmental Law,

     which, in each case, if not obtained or complied with, has a Material Adverse Effect and there are, to its knowledge, no circumstances which may materially prevent or interfere with such compliance in the future which, if not complied with, have a Material Adverse Effect;

(b) so far as it is aware, no Dangerous Substance has been used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted at, on from or under any site or premises (whether or not owned, leased, occupied or controlled by any Obligor or any other member of the Group and including any offsite waste management or disposal location utilised by any Obligor or any other member of the Group) in circumstances where this has a Material Adverse Effect; and

(c) so far as it is aware, there is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any Obligor or any other member of the Group or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (whether in respect of any site previously or currently owned or occupied by any Obligor or any other member of the Group or otherwise), against it which, in each case, is reasonably likely to be determined against it and which, if so determined, has a Material Adverse Effect.

16.12     Assets

     Each Obligor is the legal and/or beneficial owner of  all
     its  material  assets  free from any  Security  Interests
     (other  than  any  Security  Interests  permitted   under
     Clause 17.9(b) (Negative pledge)).

16.13     Ownership

     Each Obligor confirms that the corporate structure chart set out in Schedule 7 is accurate as at the Effective Date and, as at the Effective Date, neither EUK nor any Additional Guarantor has any material commitments or Financial Indebtedness other than as contemplated by the Finance Documents.

16.14     Licence

     In the case of London Electricity and as at the Effective
               Date:-

     (a)  the Licence is in full force and effect;

     (b) there exist no material breaches of the terms of the Licence or Licence Undertakings; and

     (c) there are no circumstances in existence which would entitle the Director General or the Secretary of State to seek to revoke the Licence.

16.15     No insolvency

     As at the Effective Date no insolvency, bankruptcy or similar proceedings have been instituted by (and in relation to) or against or threatened against any Obligor or Material Subsidiary.

16.16     Times for making representations and warranties

     The representations and warranties set out in this Clause 16 (Representations and warranties):-

     (a)            are  made by each Obligor on the Effective
                    Date; and

     (b) (with the exception of Clauses 16.10 (Information Memorandum), 16.13 (Ownership), 16.14 (Licence) and
          16.15 (No insolvency)) are deemed to be made by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.

16.17     Qualifications to representations

     The  representations and warranties contained in  Clauses
     16.4 (Legal validity) and 16.7 (Authorisations) shall (where applicable) be subject, as to matters of law only, to the qualifications in the legal opinions referred to in Part I of Schedule 2 to the Restatement Agreement.

17.  UNDERTAKINGS

17.1 Duration

     The undertakings in this Clause 17 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force and are made (where applicable) by itself in respect of it and its Subsidiaries.

17.2 Financial information

(a) The Company shall supply to the Agent in sufficient copies for all the Banks:-

     (i) as soon as the same are available (and in any event within 120 days of the end of each of their financial years) the audited or (in the case of London Electricity) unaudited consolidated accounts of EUK, the Company and London Electricity for that financial year;

     (ii) as soon as the same are available (and in any event within 60 days of the end of the first half-year of each of their financial years and within 45 days (in the case of the Company) or 60 days (in the case of
          EUK) of the end of each quarter of each of their financial years) the unaudited consolidated accounts for that half-year or that quarter, as the case may be, of EUK and the Company;

     (iii) as soon as the same are available (and in any event within 60 days of the end of the first half-year of each of its financial years), the unaudited consolidated accounts for that half-year of London Electricity; and

     (iv) as soon as the same are available (and in any event within 210 days of the end of each of its financial years) the audited unconsolidated accounts of London
          Electricity for that year.

(b) The Company shall supply to the Agent in sufficient copies for all the Banks:-

          (i) together with its accounts specified in paragraph (a)(i) above, a certificate signed by its auditors setting out in reasonable detail computations establishing compliance or non-compliance with Clause 17.26 (Financial covenants) as at the date to which those accounts were drawn-up;

     (ii) together  with its accounts specified  in  paragraph
          (a)(ii) above, a certificate signed by two of its senior authorised officers on its behalf setting out in reasonable detail computations establishing compliance or non-compliance with Clause 17.26 (Financial covenants) as at the date to which those accounts were drawn-up; and

     (iii) within 5 Business Days of them being delivered to the Director General under Condition 2 of Part II of the Licence, the accounting statements delivered to the Director General by London Electricity.

17.3 Information - miscellaneous

     Each Obligor shall supply to the Agent:-

     (a) all documents despatched by it to its creditors (or any class of them), other than any creditors in respect of Subordinated Debt or the Subordinated Debentures, at the same time as they are despatched;

     (b)  promptly upon becoming aware of them, details of any
          litigation,     arbitration    or     administrative
          proceedings   which  are  current,   threatened   or
          pending, and which:

          (i)  if   adversely  determined,  have  a   Material
               Adverse Effect; or

          (ii) would involve liability or potential liability of BPS10,000,000 or more (or its equivalent in other currencies); or

          (iii)       involves   the   Director-General,   the
               Secretary of State, the Licence or any  Licence
               Undertaking;

     (c) promptly upon becoming aware that any material modifications to the Licence are being proposed by the Director General or London Electricity and/or that any Licence Undertaking is being requested by the Director General or the Secretary of State, reasonable details of those modifications and/or that Licence Undertaking, to be updated from time to time to reflect any changes;

     (d) unless the Agent has already received them, copies of any Licence Undertakings in force at the date of the Acquisition and thereafter, promptly after the giving of any Licence Undertaking; and

     (e) promptly, such further information in the possession or control of any member of the Group regarding its financial condition and operations as any Finance Party may reasonably request and which the Obligor is able to provide without breaching any legal obligation or regulation, in sufficient copies for all of the Banks, if the Agent so requests.

17.4 Notification of Default

(a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Each Obligor shall notify the Agent of any event of default or potential event of default under the EIL Facility Agreement (and the steps, if any being taken to remedy it) promptly upon becoming aware of its occurrence.

17.5 Compliance certificates/accounting matters

(a)  The Company shall supply to the Agent:-

     (i)  together    with   its   accounts    specified    in
          Clause 17.2(a) (Financial information); and

     (ii) promptly at any other time, if the Agent so requests,

     a certificate signed by two of its senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

(b) If, at any time after the date of this Agreement, any material change is made to the Applicable Accounting Principles, the Company shall notify the Agent of the change and, in the absence of any agreement between the Company and the Agent (acting on the instructions of the Majority Banks) to the contrary, the Company shall ensure that the Auditors provide a description of the change and the adjustments which would be required to be made to the latest accounts or financial statements so that those accounts or financial statements reflect the Applicable Accounting Principles, and any reference to any financial statements or accounts delivered under this Agreement shall be construed as a reference to those accounts or financial statements as adjusted to reflect the Applicable Accounting Principles.

(c) The Company shall ensure that each set of accounts to be delivered by it under this Agreement are prepared and audited (in the case of its annual accounts) by the Auditors in accordance with the Applicable Accounting Principles, subject to any variations which are not material or, if material, have been agreed in writing by the Majority Banks.

17.6 Authorisations

     Each Obligor shall promptly:-

     (a)  obtain, maintain and comply with the terms of; and

     (b)  supply certified copies to the Agent of,

     any authorisation required by it under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance
     Document.

17.7 Environmental matters

     Each Guarantor shall, and the Company shall procure that each member of the Group will:

     (a) obtain all requisite Environmental Licences and comply in all material respects with:

          (i)  the  terms  and conditions of all Environmental
               Licences applicable to it; and

          (ii) all other applicable Environmental Laws,

          in  each  case where failure to do so has a Material
          Adverse Effect; and

     (b) promptly upon receipt of the same, notify the Agent of any claim, notice or other communication served on it in respect of any alleged breach of or corrective or remedial obligation or liability under any Environmental Law which, if substantiated, has a Material Adverse Effect.

17.8 Pari passu ranking

     Each Obligor shall procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations which are mandatorily preferred by law applying to companies generally.

17.9 Negative pledge

(a) No Obligor shall, and the Company shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets.

(b)  Paragraph (a) does not apply to:

     (i) any lien or right of set-off arising by operation of law (or by an agreement having similar effect) in the ordinary course of business; or

     (ii) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business of any member of the London Electricity Group as security only for indebtedness owed to a bank or financial institution directly relating to the goods or documents on or over which that pledge exists; or

     (iii) any Security Interest arising out of title retention or conditional sale provisions in a supplier's standard conditions of supply of goods acquired by any member of the London Electricity Group in the ordinary course of its business; or

     (iv) any Security Interest created under the Pooling and Settlement Agreement; or

     (v) any Security Interest existing on an asset at the time of the acquisition of the asset by any member of the London Electricity Group after the date of this Agreement, but only if:

          (A)  the  Security  Interest  was  not  created   in
               contemplation of the acquisition;

          (B)  the  principal amount secured by  the  Security
               Interest    is   not   increased   after    the
               acquisition; and

          (C) the Security Interest is discharged within 180 days of the acquisition; or

     (vi) any Security Interest existing on the assets of a company at the time it becomes a member of the London Electricity Group after the date of this Agreement, but only if:

          (A)  the  Security  Interest  was  not  created   in
               contemplation of the relevant company becoming a member of the London Electricity Group;

          (B)  the  principal amount secured by  the  Security
               Interest  is  not increased after the  relevant
               company   becomes  a  member  of   the   London
               Electricity Group; and

          (C) the Security Interest is discharged within 180 days of the relevant company becoming a member of the London Electricity Group; or

     (vii)     any Security Interest which:-

          (A) constitutes a contractual right of any bank or financial institution to apply any credit balance maintained by any member of the London Electricity Group with that bank or financial institution against any amount due and payable to such bank or financial institution by that or any other member of the London Electricity Group; and

          (B)  arises  in connection with the relevant  London
               Electricity  Group  member's  ordinary  banking
               arrangements   (including  a  cash   management
               scheme); or

     (viii)    any Security Interest created:

          (A)  by  the Debentures; or over any Excluded  Asset
               (as defined in a Debenture executed by an Obligor in corporated in the U.S.A.); or

          (B)  with the approval of the Majority Banks; or

     (ix) any Security Interest created or existing over the assets of a Project Finance Subsidiary, or over the shares (or like interest in the capital) of a Project Finance Subsidiary, securing Project Finance Indebtedness; or

     (x) any other Security Interest created or existing over the assets of any member of the London Electricity Group not falling within any of paragraphs (i) to
          (ix) above so long as the aggregate principal amount
          of    outstanding   indebtedness   of   the   London
          Electricity  Group  secured  by  all  the   Security
          Interests permitted under this sub-paragraph (x) at any time, together with the aggregate principal amount  of  all  outstanding indebtedness  permitted
          under  Clause  17.10(b)  (Transactions  similar   to
          security) at that time, does not exceed BPS50,000,000 (or its equivalent in other currencies).

(c) Notwithstanding the above, the Company shall not create or permit to subsist any Security Interest on any of the share capital of London Electricity other than pursuant to a Debenture.

17.10     Transactions similar to security

(a) Subject to paragraph (b) below, no Obligor shall, and the Company shall procure that no other member of the Group will:-

     (i) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

     (ii) sell, transfer or otherwise dispose of any of its receivables on terms that recourse may be had to the vendor in the event of non-payment of those receivables when due, except for the discounting of bills or notes in the ordinary course of trading, in circumstances where the transaction is entered into primarily as a method of raising finance or of financing the acquisition of an asset.

(b) Any member of the London Electricity Group may enter into transactions otherwise prohibited by paragraph (a) above so long as the aggregate principal amount of outstanding indebtedness of the London Electricity Group in respect of all such transactions at any time, together with the aggregate principal amount of all outstanding secured indebtedness permitted under Clause 17.9(b)(x) (Negative pledge) at that time, does not exceed BPS50,000,000 (or its equivalent in other currencies).

17.11     Disposals

(a) The Company shall not sell, transfer or otherwise dispose of or cease to exercise control over any of the share capital of London Electricity except under or pursuant to the Debenture executed by it.

(b) No Obligor shall, and the Company shall procure that no other member of the Group will, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets (all such transactions being "disposals" for the purpose of this Clause).

(c)  Paragraph  (b) does not apply to the following  disposals
     (if   made   on  arm's  length  terms  or  permitted   by
     Clause 17.20 (Arm's length terms)):-

     (i) disposals made in the ordinary course of business of the disposing entity; or

     (ii) disposals made by a member of the London Electricity
          Group   of  assets  in  exchange  for  other  assets
          comparable  or  superior  as  to  type,  value   and
          quality; or

     (iii)      disposals  made  by  a member  of  the  London
          Electricity Group of obsolete or surplus assets no longer required for the purpose of the relevant person's business; or

     (iv) the payment of cash not otherwise prohibited by the terms of any Finance Document; or

     (v)  disposals  by  one member of the London  Electricity
          Group to another member of the London Electricity Group (other than a Project Finance Subsidiary), but only if, in the case of a Subsidiary of London Electricity to whom the assets are transferred, London Electricity owns directly or indirectly at least a corresponding percentage of the ownership interest in the transferee Subsidiary as in the transferor Subsidiary or disposals from one Obligor to another Obligor; or

     (vi) other disposals of assets which are integral to the distribution and supply of electricity activities of the London Electricity Group to the extent that the value of those assets disposed of during any financial year of London Electricity is less than BPS20,000,000 (as determined by reference to the audited consolidated balance sheet of London Electricity as at the end of the relevant financial year or, in the case of any such asset which was not taken into account for the purposes of that balance sheet, its book value at the date of disposal); or

     (vii) other disposals of assets not referred to in paragraph (vi) above to the extent that the value of those assets disposed of during any financial year of London Electricity is less than BPS50,000,000 (as determined by reference to the audited consolidated balance sheet of London Electricity as at the end of the relevant financial year or, in the case of any such asset which was not taken into account for the purposes of that balance sheet, its book value at the date of disposal); or

     (viii)     disposals  made  by  a member  of  the  London
          Electricity Group of receivables on arm's length terms up to a maximum value:

          (1)  of BPS20,000,000,   at  any   time   when   the
               Capitalisation Ratio is in excess of 65 per cent.; or

               (2) of BPS50,000,000 at any time when the Capitalisation Ratio is less than or equal to 65 per cent.; or

          (3) in excess of the relevant limit of BPS20,000,000 or BPS50,000,000, as appropriate, but only if the net proceeds of any such excess disposals are applied in accordance with this Agreement in or towards prepayment of, first, Facility C Loans and then Facility A Loans. The Total Facility
               A   Commitments   and  the  Total  Facility   C
               Commitments shall be reduced by an amount equal to the relevant prepayment; or

     (ix) any other disposal approved by the Majority Banks.

17.12     Change of business

     The Company shall procure that no substantial change is made to the general nature or scope of the business of the Company or the Group from that carried on at the date of this Agreement or those which are usual for electricity companies in the United Kingdom as at the date of this Agreement, including, without limitation, electricity distribution, supply and generation, electrical contracting and business activities relating to the gas, telecommunication and water industries.

17.13     Holding Company

(a) The Company shall not carry on any business (other than (i) the holding of shares in, the making of loans to and the provision of administrative services to, members of the Group and (ii) the holding of general partnership interests in ELC, the execution, delivery and performance of Subordinated Debentures and the execution, delivery and performance of the Subordinated Capital Security Guarantee) or acquire any assets other than cash, cash equivalents or shares in (or loans to) members of the Group or general partnership interests in ELC.

(b) No Additional Guarantor shall carry on any business (other than the holding of shares in, the making of loans to and the provision of administrative services to, members of the Group or Obligors) or acquire any assets other than cash, cash equivalents or shares in (or loans to) members of the Group or Obligors.

(c)  No Guarantor shall create or acquire any new Subsidiaries
     (other than a member of the London Electricity Group).

17.14     Mergers and acquisitions

(a) No Obligor shall, and the Company shall procure that no other member of the Group will, enter into any amalgamation, demerger, merger or reconstruction, except for any amalgamation, merger or reconstruction between a member of the Group (other than a Borrower or the Licenceholder) and any other member of the Group (other than a Borrower or the Licenceholder).

(b) No Obligor shall, and the Company shall procure that no other member of the Group will, acquire any assets or business or make any investment if the assets, business or investment is substantial in relation to the Group , except for:

     (i) acquisitions or investments made in the ordinary course of business;

     (ii) capital  expenditure and any other  expenditure,  in
          either  case in connection with compliance with  the
          Licence,  any  Licence  Undertaking  or  any   other
          applicable law or regulation;

     (iii) investments contemplated by the implementation of the capital structure referred to in paragraph 5 of Part I of Schedule 2 to the Restatement Agreement or any other investment by an Obligor or other member of the Group in another Obligor or other member of the Group; and

     (iv) other acquisitions or investments, the consideration for which does not exceed (on a cumulative basis) 20 per cent. of the Adjusted Capital and Reserves at such time (or its equivalent in other currencies), and no Default is then outstanding or will result from the acquisition or investment.

17.15     Distributions

(a) No Guarantor shall declare, recommend, make or pay any dividend, distribution or payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment) to any of its shareholders (other than any payment due to its shareholders for goods and/or services received or provided in the ordinary course of business) or make any payment (including by way of redemption, repurchase, defeasance, retirement, return or repayment and including the payment of interest) in respect of any Subordinated Debt, if a Default is outstanding or will result from the relevant dividend, payment or distribution.

(b) Each Guarantor shall, and the Company shall procure that London Electricity will:

     (i)  pay dividends to its shareholders; or

     (ii) provide funds by way of the making of a loan or the payment of interest on a loan or the repayment of a loan to its shareholders,

     in each case in the amount available to it and necessary to enable EUK to perform its obligations under the
     Finance Documents. However, a Guarantor's obligation under this paragraph does not extend to making or procuring a payment or providing or procuring funds if it would be contrary to any law or regulation or (in the case of London Electricity) would breach the Licence or any Licence Undertaking. Without limiting the above, if London Electricity could make a payment or provide funds by complying with Section 155 of the Companies Act 1985 and London Electricity is able to do so, then the Company shall procure that London Electricity shall take the necessary steps under Section 155-158 of the Companies Act 1985 to enable the payment to be made or the relevant funds to be provided.

17.16     Lending and borrowing

(a) No Obligor (other than London Electricity) shall incur any Financial Indebtedness other than:-

     (i)  under the Finance Documents;

     (ii) under the Subordinated Capital Security Guarantee and the Subordinated Debentures;

     (iii)     under the Intercompany Notes;

     (iv) to another Obligor;

     (v) Financial Indebtedness specified in paragraph (g) of its definition in Clause 1.1 (Definitions) and complying with Clause 17.17 (Hedging);

     (vi) where the net proceeds of the Financial Indebtedness are used to prepay the Facility A Loans in whole; or

     (vii)       where  the  net  proceeds  of  the  Financial
          Indebtedness  are used solely to prepay the Facility
          A Loans in part and:

          (A) the Financial Indebtedness is unsecured except to the extent secured under the Debentures or is subordinated to the Financial Indebtedness under the Finance Documents;

          (B) if the Financial Indebtedness is secured under the Debentures, the creditors of that Financial Indebtedness (or their agent or trustee) have entered into an intercreditor agreement providing that, for so long as any amount is outstanding under Facility A, the Banks shall maintain control of voting rights with respect to the security created under the Debentures;

          (C)  the Financial Indebtedness:-

               (1)  does not have a maturity date;

               (2) is not voluntarily prepayable (otherwise than on a pro rata basis with Facility A);
                    and

               (3)  does not amortize,

               prior  to the Facility A Final Repayment  Date;
               and

          (D) after the Financial Indebtedness is incurred and the Facility A Loan(s) partially prepaid, no Default will then be outstanding.

(b) The Company will procure that the aggregate Borrowings of London Electricity and its Subsidiaries taken together on a consolidated basis plus (to the extent not otherwise included in Borrowings of London Electricity and/or its Subsidiaries and without double counting) the amount of any actual or contingent liabilities of London Electricity and/or its Subsidiaries:

     (i) for Borrowings at that time of any person in which London Electricity or any of its Subsidiaries has an ownership interest; or

     (ii) to provide funds by loan, subscription for share capital or otherwise to any person (other than a member of the London Electricity Group) in which London Electricity or any of its Subsidiaries has an ownership interest, will not exceed the aggregate of:

     (A) the outstanding principal amount from time to time of the Facility C Loans;

     (B) the principal amount of all Borrowings of those companies outstanding at the date London Electricity became a member of the Group;

     (C) the outstanding principal amount from time to time of all Borrowings of those companies for which the only creditor is the Company or Entergy UK Finance
          Limited;

     (D) any Borrowing of any member of the London Electricity Group where there is recourse falling within paragraph (b)(iii) of the definition of "Project Finance Indebtedness" in Clause 1.1 (Definitions) outstanding from time to time; and

     (E) the amount which, when aggregated with the amounts referred to in sub-paragraphs (A), (B) and (D) above, equals BPS600,000,000.

(c) No Obligor will, and each Obligor will procure that no member of the Group will, be the creditor in respect of any Borrowings, other than:

     (i) any Borrowing entered into with the prior consent of the Majority Banks;

     (ii) any Borrowing under paragraph (b) of the definition of "Borrowings" where trade credit is extended by any member of the Group on normal commercial terms and in the ordinary course of its business on substantially the same terms (or terms more favourable to it) and in similar circumstances as for trade credit extended prior to the date of this Agreement by London Electricity;

     (iii) loans made by one member of the Group to another member of the Group or Obligor or by one
          Obligor to another Obligor or member of the Group;

     (iv) cash deposits made by a member of the Group at a bank or other financial institution or any commercial paper rated A1 or higher by Standard & Poor's Rating Group (or any of its successors) or P1 or higher by Moody's Investors Service, Inc. (or any of its successors) held by any member of Group;

     (v)  the Intercompany Notes; or

     (vi) Borrowings   not   otherwise  permitted   under   to
          paragraphs (i) to (v) above in an aggregate amount for the Group as a whole at any time outstanding not exceeding BPS40,000,000.

(d) Without prejudice to paragraph (a) above and unless the Majority Banks otherwise consent (such consent not to be unreasonably withheld), the Company shall procure that London Electricity does not repay or redeem the Bonds otherwise than as may be required by the relevant bondholders in accordance with the terms of the Bonds.

17.17     Hedging

(a) Subject to paragraph (b) below, no Obligor shall, and the Company shall ensure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option (whether over the counter or exchange traded) or any similar treasury transaction, other than spot foreign exchange contracts entered into in the ordinary course of business, and transactions for the hedging of actual or projected interest rate, currency and/or commodity and/or energy price exposures arising in the ordinary course of the business activities of that member of the Group.

(b)       (i)   It  is  the policy of the Company and  EUK  to
          ensure that the interest rate on at least 50 per cent. of the aggregate of the outstanding Facility A Loan(s) and the Facility C Loans is either fixed or subject to a cap (the level of which must be acceptable to the Arrangers (acting reasonably)), based on current market rates at the time the relevant hedging arrangement is put in place and for an average period of not less than three years from the date upon which London Electricity became a member of the Group.

     (ii) The Company and EUK confirms that it is party to such Swap Documents as are necessary to implement the above policy.

17.18     Insurance

     Each Guarantor shall procure that there is:

     (a) maintained with underwriters or insurance companies of repute in respect of each member of the London Electricity Group and each Obligor the policies of insurance in relation to its business and assets which a prudent person carrying on a similar business might be expected to maintain (including policies to cover public and third party liability and insurance against business interruption) and any such other insurance as may be required pursuant to the terms of any Finance Document; and

     (b) from time to time upon request by the Agent, supplied to the Agent copies of all such insurance policies or certificates of insurance or such other evidence of the existence of such policies as may be reasonably acceptable to the Agent.

17.19     Constitutional Documents

     No Obligor will, and the Company will procure that no other member of the Group will, without the prior consent of the Majority Banks or as required by law, amend or seek or agree to amend or replace the memorandum or articles of association or other constitutional documents or by-laws of any Obligor or any member of the Group in any way which would be likely materially and adversely to affect the interests of the Banks under the Finance Documents.

17.20     Arm's length terms

     No Obligor will, and the Company will procure that no other member of the Group will, enter into any material transaction with any other person otherwise than on arm's length terms, other than:

     (a)  transactions  previously approved  by  the  Majority
          Banks;

     (b) loans from or to, or disposals by, one member of the Group to another member of the Group or from one
          Obligor to another Obligor, which, in each case, are permitted under the Finance Documents;

     (c) transactions entered into on terms more favourable to a member of the Group than arm's length terms;
          and

     (d) other transactions (including the issue of Subordinated Debt, the Subordinated Debentures and the Subordinated Capital Security Guarantee) expressly permitted under the Finance Documents.

17.21     Share capital and security

     Each Guarantor shall ensure that no Obligor or member of the Group whose shares are charged under a Debenture shall issue any further shares or alter any rights attaching  to  its  issued shares  in  existence  at  the
     Effective Date unless those further shares are contemporaneously charged, by way of fixed charge, to the Agent on the terms of a Debenture or, in the case of further shares in London Electricity, are Excluded Shares (as defined in the Debenture created by the Company).

17.22     Security perfection

     Each Obligor shall take all action required to perfect the Security Interests created by it under a Debenture over the Security Assets (as defined in that Debenture) as soon as reasonably practicable after the date of that Debenture, including (without limitation) sending to the Agent in form and substance satisfactory to it (acting reasonably):

     (a) unless already delivered to the Agent, all share certificates and all other documents of title in relation to shares, stocks or other securities charged under that Debenture together with share transfer forms executed in blank or other documents required to enable the Agent or its nominees to become registered as the owner of the same; and

     (b) where required under the terms of the relevant Debenture, duly executed notices of charge and acknowledgements in the form of the relevant schedules to that Debenture respectively in relation to the relevant agreements or accounts charged under that Debenture, but the relevant Obligor will only be obliged to use reasonable endeavours to obtain the acknowledgements referred to above.

17.23     Compliance with laws

     Without prejudice to Clause 17.24 (Licences and regulatory matters), each Obligor will, and the Company will procure that each other member of the Group will, comply in all material respects with all applicable laws and regulations, whether domestic or foreign, having jurisdiction over it or any of its assets, failure to comply with which has a Material Adverse Effect.

17.24     Licences and regulatory matters

     The Company shall:

     (a) ensure that London Electricity and any Licenceholder (or any other relevant member of the Group) complies in all material respects with the terms of its Licence where failure to comply has a Material Adverse Effect; and

     (b) notify the Agent promptly upon receipt by it or any member of the Group of any notice from the government, any court or any regulatory authority or agency which is reasonably likely to give rise to the revocation, termination, material adverse amendment, suspension or withdrawal of any Licence granted in its favour (unless, contemporaneously, that Licence is to be replaced, substituted or reissued on the same, substantially the same or improved terms); and

     (c) procure that each member of the Group will comply with the requirements of all rules, regulations, orders and other requirements of the Secretary of State and the Director General under the Act or any other law applicable to the conduct of the business of the supply or distribution of electricity, where failure to comply has a Material Adverse Effect.

17.25     Business Consents

     Each Guarantor will, and the Company will procure that each other member of the Group will, obtain, promptly renew from time to time, and maintain in full force and effect, and if so requested promptly furnish certified copies to the Agent of, all such material authorisations as may be required under any applicable law or regulation or under the Licence or any Licence Undertaking to carry on its business as it is being conducted from time to time, where failure to obtain, renew or maintain any such authorisation or non-compliance with the terms of the same has a Material Adverse Effect.

17.26     Financial covenants

(a)  In this Clause 17.26:-

     "Adjusted Capital and Reserves"

     means the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Company, adjusted as follows:

     (i) plus the outstanding amount of any Subordinated Debt and Subordinated Capital Securities;

     (ii) plus the amount standing to the credit (or, as the case may be, minus the amount standing to the debit) of the capital and revenue reserves of the Group;

     (iii) plus any amount standing to the credit or minus any amount standing to the debit of the consolidated profit and loss account of the Group;

     (iv) minus any distribution declared or made by the Company or any of its Subsidiaries (other than to another member of the Group) out of profits included within reserves to the extent that those reserves have not already been reduced on account of it;

     (v) minus amounts attributable to the interests (if any) of outside holders of issued share capital in any member of the Group other than the Company itself;

     (vi) plus any amount deducted from reserves or the profit and loss account in respect of goodwill arising upon and in respect of the Acquisition;

     (vii) plus any amount deducted from reserves or the profit and loss account as a provision for the future payment of any exceptional, special or windfall tax or levy applicable to, inter alia, privatised regional electricity companies;

     and, for the purposes of the foregoing:

     (A) no item shall be effectively deducted or added more than once, all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles; and

     (B) where the calculation is being made as at the end of any Accounting Period it shall be determined from the balance sheet forming part of the relevant quarterly or annual accounts for that Accounting Period.

     "Capitalisation Ratio"

     means,  at any time, the ratio of Consolidated Net  Total
     Borrowings  to  the aggregate of Consolidated  Net  Total
     Borrowings and Adjusted Capital and Reserves, expressed as a percentage.

     "Consolidated EBITDA"

     for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the profit of the Group for such period:

     (i)  before   deducting   all  depreciation   and   other
          amortisation;

     (ii) before taking into account all Extraordinary Items (whether positive or negative) but, in the case of the first test of the covenant set out in Clause 17.26(c)(i) only, after taking into account all Exceptional Items (whether positive or negative);

     (iii)     before deducting tax;

     (iv) before taking into account Consolidated Net Interest
          Payable for such period;

     (v) before deducting the costs incurred in connection with the Acquisition;

     (vi) after deducting any gain, or adding any loss, to book value arising in favour of the Group on the sale, lease or other disposal of any asset (other than on the sale of trading stock) during such period and deducting any gain, or adding any loss, arising on revaluation of any asset during such period, in each case to the extent that it would otherwise be taken into account, and, for the purposes of the foregoing, no item shall be effectively deducted or credited more than once in this calculation, all items shall be determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as determined from the consolidated accounts of the Group for that annual Accounting Period or for the relevant Accounting Periods falling within that period.

     "Consolidated Net Interest Payable"

     means Consolidated Total Interest Payable less any interest or amounts in the nature of interest receivable during the relevant annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period), determined on the same basis and manner as for Consolidated Total Interest Payable.

     "Consolidated Net Total Borrowings"

     at any time means the aggregate at that time of the Borrowings of the members of the Group from sources external to the Group,

     (i) plus (to the extent not otherwise included) the amount of any actual or contingent liability of any member of the Group:

          (A) for Borrowings at that time of any person in which any member of the Group has an ownership interest; or

          (B) to provide funds by loan, subscription for share capital or otherwise to any person in which any member of the Group has an ownership interest;

     (ii) less the cash in hand and cash equivalents of the members of the Group at that time, and

     (iii) excluding, for the avoidance of doubt, the amount of any liability of any member of the Group in respect of the Subordinated Debentures, the Subordinated Capital Security Guarantee and the Subordinated Capital Securities,

     calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified herein and/or in the definition of Borrowings in this Clause) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been delivered to the Agent, as shown in that balance sheet.

     "Consolidated Total Interest Payable"

     for any period comprising an annual Accounting Period of the Company or consecutive quarterly Accounting Periods of the Company (taken together as one period) means the interest (and all amounts required by the Applicable Accounting Principles to be accounted for as interest) accrued on Borrowings of the Group during such period (excluding any interest payable on the Subordinated Debentures) as an obligation of any member or members of the Group (whether or not paid or capitalised during or deferred for payment after such period) adjusted to take account of any amount constituting interest receivable by any members of the Group under interest rate and/or currency hedging agreements or instruments under which all parties are in compliance with their payment and other material obligations, all determined on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and as shown in the consolidated accounts of the Group for such annual Accounting Period or for the Accounting Periods falling within such period.

     "Exceptional Items"

     has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement), but shall exclude any items falling within the definition of Extraordinary Items.

     "Extraordinary Items"

     in the case of the first test of the covenant set out in Clause 17.26(c)(i) only, has the meaning given to it in Financial Reporting Standard 3 issued by the Accounting Standards Board (as in force at the date of this Agreement) but in addition shall include those items listed in paragraph 20 thereof and, thereafter, has the meaning given to it under US GAAP.

(b)       (i)   All the terms used in paragraph (a) above  are
          to  be  calculated in accordance with the Applicable
          Accounting Principles.

     (ii) If there is a dispute as to any interpretation of or
          computation   for   paragraph   (a)    above,    the
          interpretation  or  computation  of   the   Auditors
          prevails.

(c)  The Company shall procure that:-

     (i) as of each date on which it is tested under paragraph (d) below, the ratio of Consolidated
          EBITDA to Consolidated Net Interest Payable is no less than:

          (A) in the case of an Accounting Period ending on or before 30th September 1998, 1.8:1; and

          (B)  in   the  case  of  any  subsequent  Accounting
               Period, 2:1; and

     (ii) the Capitalisation Ratio shall not, as of each date on which it is tested under paragraph (d) below, exceed:

          (A) for the period from the Effective Date until 31st December, 1999, 75 per cent.; and

          (B)  thereafter, 70 per cent.

(d) (i) Each test of the covenant set out in paragraph (c)(i) above shall be made on a quarterly basis and in respect of the annual Accounting Period ending on the expiry of the relevant quarterly Accounting Period, except that the first test of the covenant shall be made:

          (A) as of 31st December, 1997 in respect of the period beginning on 1st February, 1997 and ending on that date; and

          (B)  by reference to UK GAAP and not US GAAP.

     (ii) Each    test   of   the   covenant   set   out    in
          paragraph (c)(ii) above shall be made as of the last day of each quarterly Accounting Period.

17.27     Payment of taxes

     Each Guarantor shall, and the Company shall procure that each member of the Group will, pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its assets, before the same shall become in default, which, if not paid, has a Material Adverse Effect.

17.28     Maintenance of existence

     Each Guarantor shall, and the Company shall procure that each member of the Group will, do all such things as necessary to maintain its corporate existence except pursuant to a Permitted Transaction.

17.29     Property rights

     Each Guarantor shall, and the Company shall procure that each member of the Group will, maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly conducted at all times, where failure to do so has a Material Adverse Effect.

17.30     Books

     Each Guarantor will, and the Company shall procure that each member of the Group will, keep proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles in the U.K. or the U.S.

18.  DEFAULT

18.1 Events of Default

     Each of the events set out in Clauses 18.2 (Non-payment) to 18.21 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

18.2 Non-payment

     An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if caused by technical or administrative error) the non-payment continues unremedied for 3 Business Days from the receipt by it of notice of non-payment from the Agent.

18.3 Breach of other obligations

(a)  An  Obligor fails to comply with any provision of Clauses
     17.8   (Pari  passu  ranking)  to  17.15  (Distributions)
     inclusive,   Clause  17.20  (Arm's  length   terms)   and
     Clause 17.26(c)(i) (Financial covenants);

(b)  the  Company  fails  to comply with  Clause  17.26(c)(ii)
     (Financial covenants) and, if that default is capable of remedy, it is not remedied within 3 Business Days of it becoming aware of the default; or

(c) an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.2 (Non-payment) or paragraph (a) or (b) above) and, if that default is capable of remedy, it is not remedied within 28 days of the earlier of the relevant Obligor becoming aware of the default and receipt by it of a notice of default from the Agent.

18.4 Misrepresentation

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated by reference to the facts and circumstances then subsisting and, if the circumstances causing the misrepresentation are capable of remedy within that period, that misrepresentation is not remedied within 28 days of the earlier of the relevant Obligor becoming aware of the misrepresentation and receipt by it of notice from the Agent requiring remedy.

18.5 Cross-default

(a) Any Financial Indebtedness of any Obligor or other member of the Group is not paid when due or within any applicable grace period; or

(b)  an   event  of  default  howsoever  described  exists  in
     relation to any Obligor or other member of the Group under any document relating to Financial Indebtedness of an Obligor or other member of the Group; or

(c) any Financial Indebtedness of any Obligor or other member of the Group becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(d) any commitment for, or underwriting of, any Financial Indebtedness of any Obligor or other member of the Group is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(e) any Security Interest securing Financial Indebtedness over any asset of any Obligor or other member of the Group becomes enforceable; or

(f)  any   Financial  Indebtedness  under  the  EIL   Facility
     Agreement becomes prematurely due and payable as a result of an event of default,

     unless, in the case of any member(s) of the London Electricity Group, the aggregate amount of Financial Indebtedness is less than BPS20,000,000 (or its equivalent in other currencies) and, for this purpose, the amount of any Financial Indebtedness specified in paragraph (b) above will be determined after making the adjustments specified in paragraphs (b) and (c) of the definition of "Borrowing" contained in Clause 1.1 (Definitions) and the
     amount   of  any  Financial  Indebtedness  specified   in
     paragraph   (g)   of  its  definition   in   Clause   1.1
     (Definitions) will be determined on a mark-to-market basis.

18.6 Insolvency

(a) an Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be (except in the circumstances of Section 123(1)(a) of the Insolvency Act 1986 where the Obligor or Material Subsidiary is contesting payment of the relevant debt in good faith and with due diligence), unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of all or any class of its indebtedness; or

(c) An Obligor or any Material Subsidiary by reason of financial difficulties (in circumstances of actual or imminent insolvency) begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of all or any class of its indebtedness.

18.7 Insolvency proceedings

(a)  Any  step  (including petition, proposal or  convening  a
     meeting)   is   taken  with  a  view  to  a  composition,
     assignment or arrangement with any creditors of an Obligor or a Material Subsidiary; or

(b) a meeting of an Obligor or a Material Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of an Obligor or a Material Subsidiary, and, in the case of a petition for winding-up presented by a creditor, it is not withdrawn, discharged or stayed within 21 days; or

(d) any order is made for the winding-up or administration of an Obligor or a Material Subsidiary; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of an Obligor or a Material Subsidiary or any other insolvency proceedings involving an Obligor or a Material Subsidiary, and, in the case of any such step taken by a creditor, it is not withdrawn, discharged or stayed within 21 days, except for any which arises from a Permitted Transaction.

18.8 Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or a Material Subsidiary or any part of its assets, otherwise than in connection with a Permitted Transaction; or

(b) the directors of an Obligor or a Material Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like, otherwise than in connection with a Permitted Transaction; or

(c) any other step is taken to enforce any Security Interest over any part of the assets of an Obligor or a Material
     Subsidiary and is not withdrawn, discharged or stayed within 21 days.

18.9 Creditors' process

     Any attachment, sequestration, distress or execution affects any assets of an Obligor or a Material Subsidiary (having, in the case of any member(s) of the London Electricity Group, an aggregate value of BPS20,000,000 (or
     its   equivalent  in  other  currencies))  and   is   not
     discharged within 14 days, unless:

     (a) it is being contested in good faith with due diligence; and

     (b) in the case of London Electricity, in the reasonable opinion of the Majority Banks, it does not have a Material Adverse Effect.

18.10     Analogous proceedings

     There occurs, in relation to an Obligor or a Material Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 18.6 (Insolvency) to 18.9 (Creditors' process) (inclusive).

18.11     Cessation of business

     An Obligor or a Material Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business, other than in connection with a Permitted
     Transaction.

18.12     Unlawfulness

     It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

18.13     Ownership of London Electricity

     London Electricity ceases to be beneficially wholly-owned by the Company.

18.14     Ownership of the Group

(a) The issued share capital of any Obligor ceases to be 100% directly or indirectly legally and beneficially owned by Entergy Corporation and/or any of its wholly-owned Subsidiaries free of any Security Interest (other than any created by a Debenture), except as a result of a sale of, or issuance of stock representing, up to 20 per cent. of the common stock of Entergy International Holdings Ltd or Entergy International Ltd LLC.

(b) There is any variation to the corporate and/or capital structure set out in Schedule 7 that has a material adverse effect on the position of the Banks under the Finance Documents.

18.15     Licence

(a) The Licence is revoked or surrendered or ceases to be held by London Electricity or a wholly-owned Subsidiary of London Electricity or the Company, other than in circumstances which permit London Electricity or one of its wholly-owned Subsidiaries to carry on the distribution business of London Electricity substantially as envisaged at the date of this Agreement either without the Licence as a result of any change in the Act or with a new public electricity supply licence issued to such person under the Act whose terms are not materially less favourable than those of the Licence; or

(b) the Licence or any substitute licence contemplated by paragraph (a) above is materially modified in any manner which, in the reasonable opinion of the Majority Banks, has (whether immediately or in the course of time) a Material Adverse Effect.

18.16     Compliance with the Act

     The Licenceholder fails to comply with:

     (a) a final order (within the meaning of Section 25 of the Act); or

     (b)  a  provisional  order (within the  meaning  of  that
          section)   which  has  been  confirmed  under   that
          section,

     and, in either case, the order has not been revoked under that section or the validity of the order has not been questioned under Section 27 of the Act.

18.17     Pooling and Settlement Agreement

(a)  Any  notice requiring a Licenceholder to cease  to  be  a party to the Pooling and Settlement Agreement is given to
     a   Licenceholder  under  the  Pooling   and   Settlement
     Agreement.

(b) London Electricity or any other Licenceholder which subsequently becomes a party to the Pooling and Settlement Agreement ceases to be a party to the Pooling and Settlement Agreement, except as the result of the transfer of the Licence to another member of the Group which becomes a party to the Pooling and Settlement Agreement.

18.18     Expropriation

     The authority or ability of any Obligor or London Electricity or the Licenceholder to conduct its business is wholly or substantially curtailed by any expropriation or renationalisation by or on behalf of any governmental authority.

18.19     Security

     A Debenture or the guarantee of a Guarantor or any Subordination Agreement is ineffective or is alleged by an Obligor or (in the case of a Subordination Agreement) the relevant junior creditor to be ineffective for any reason.

18.20     Extra security

     If:

     (a)  on  any date as of which a covenant in paragraph (c)
          (i) of Clause 17.26 (Financial covenants) is tested the ratio of Consolidated EBITDA to Consolidated Net
          Interest Payable is less than :

          (i)  in the case of a date falling on or before 30th
               September, 1998, 1.81:1;

          (ii) in the case of 31st December, 1998, 2.01:1;

          (iii) in the case of a date falling after 31st December, 1998 and on or before 31st
               December, 2000, 2.1:1; or

          (iv) in the case of any subsequent date, 2.15:1

     or

     (b) the public senior debt ratings of London Electricity shall be rated BB+ or below by Standard & Poor's Rating Group (or any of its successors) and Ba1 or below by Moody's Investors Service, Inc. (or any of its successors), and, in each case, the Company fails to create within 7 days a first legal mortgage, in favour of the Agent under the terms of the Debenture executed by the Company, of all the shares in London Electricity.

18.21     Material adverse change

     Any event or series of events occurs which, in the reasonable opinion of the Majority Banks, has or is reasonably likely to have a material adverse effect on the ability of an Obligor to comply with:

     (a)   its payment obligations under any Finance Document;
     or

     (b) its obligations under Clause 17.26 (Financial covenants).

18.22     Acceleration

     At any time during the existence of an Event of Default the Agent may, and shall if so directed by the Majority
     Banks, by notice to the Company:-

     (a)  cancel the Total Commitments; and/or

     (b) demand that all or part of the Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) demand that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent (acting on the instructions of the Majority Banks); and/or

     (d) request that the Company, if it has not already done so, executes a Debenture over the shares of London
          Electricity which are not secured in favour of the Agent.

19.  THE AGENT AND THE ARRANGERS

19.1 Appointment and duties of the Agent

(a)  Each  Finance  Party  (other than the Agent)  irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

(b) The Agent agrees to execute a Subordination Agreement, duly executed by the Company and the relevant junior creditor, promptly on request by the Company.

19.2 Role of the Arrangers

     Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other
     Party under or in connection with any Finance Document.

19.3 Relationship

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

19.4 Majority Banks' directions

     The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

19.5 Delegation

     The Agent may act under the Finance Documents through its personnel and agents.

19.6 Responsibility for documentation

     None of the Agent and the Arrangers is responsible to any other Party for:-

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b) the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance
          Document (including the Information Memorandum).

19.7 Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require from the Banks the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

19.8 Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

19.9 Reliance

     The Agent may:-

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c)  engage,   pay  for  and  rely  on  legal  or   other
          professional  advisers  selected  by  it  (including
          those   in   the   Agent's  employment   and   those
          representing a Party other than the Agent).

19.10     Credit approval and appraisal

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:-

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or an Arranger in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

19.11     Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b)  The  Agent  shall promptly supply a Bank with a  copy  of each  document  received  by the  Agent  under  Clause  4
     (Conditions precedent) upon the request and at the expense of that Bank.

(c)  Except   where   this  Agreement  specifically   provides
     otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)  Except as provided above, the Agent has no duty:-

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

     (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.

19.12     The Agent and the Arrangers individually

(a) If it is also a Bank, each of the Agent and the Arrangers has the same rights and powers under the Finance Documents as any other Bank and may exercise those rights and powers as though it were not the Agent or an Arranger.

(b)  Each of the Agent and the Arrangers may:-

     (i) carry on any business with an Obligor or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

     (iii)       retain   any   profits  or  remuneration   in
          connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent, the Agent's agency division shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 19, if the Agent should act for any member of the Group in any capacity in relation to any other matter, any information given by that member of the Group to the Agent in such other capacity may be treated as confidential by the Agent.

19.13     Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which its participation in the Loans (if any) bear to all the Loans on the date of the demand. If, however, there is no Loan outstanding on the date of demand, then the proportion will be the proportion which its Commitments bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

19.14     Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

19.15     Resignation of Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may (after consultation with the Company) appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may (after consultation with the Company) appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment. On giving the notification, the successor Agent will succeed to the position of the retiring Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 19 (The Agent and the Arrangers) shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

(f)  If   so   instructed   by  the  Majority   Banks   (after
     consultation with the Company), the Agent shall resign in accordance with paragraph (a) above. However, in this event the Agent may not appoint a successor Agent.

19.16     Banks

     The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary not less than 5 Business Days prior to the relevant payment.

19.17     Agent as Trustee

(a) The Agent in its capacity as trustee or otherwise under a Debenture:-

     (i) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any Finance Document;

     (ii) may   accept  without  enquiry  such  title  as  the
          relevant Obligor may have to any asset secured by a Debenture; and

     (iii) is not under any obligation to hold any Finance Document or any other document in connection with the Finance Documents or the assets secured by any Finance Document (including title deeds) in its own possession or to take any steps to protect or preserve the same. The Agent may permit any member of the Group to retain any Finance Document or other document in its possession.

(b) Save as otherwise provided in the Finance Documents, all moneys which under the trusts contained in the Finance Documents are received by the Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Agent in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Agent. Additionally, the same may be placed on deposit in the name of or under the control of the Agent at such bank or institution (including the Agent) and upon such terms as the Agent may think fit.

20.  FEES

20.1 Restatement fee

     EUK shall pay (or procure the payment) to the Agent for the Arrangers a restatement fee in the amount and on the date agreed in the Fee Letter between EUK and the Arrangers.

20.2 Commitment fee

(a) London Electricity shall pay to the Agent for each Bank a commitment fee during the period from the date of this Agreement up to (but excluding) the Facility C Final
     Repayment Date computed at the rate of 0.125 per cent. per annum on the undrawn, uncancelled amount of that Bank's Facility C Commitment.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Facility C Commitment at the time the cancellation takes effect.

20.3 Agent's fee

     EUK shall pay (or procure the payment) to the Agent for its own account an agency fee in the amount and on the date agreed in the Fee Letter between EUK and the Agent.

20.4 VAT

     Any fee referred to in this Clause 20 (Fees) is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the relevant Borrower at the same time as it pays the relevant fee.

21.  EXPENSES

21.1 Initial and special costs

     EUK shall forthwith on demand pay (or procure the payment) to the Agent and the Arrangers the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with:-

     (a) the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement and the syndication of the Facilities, subject as provided in the letter dated 25th September, 1997 from the Arrangers to Entergy Corporation;

     (b)  the negotiation, preparation, printing and execution
          of any other Finance Document (other than a Novation
          Certificate)  executed  after  the  date   of   this
          Agreement; and

     (c) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.3 (Change of currency), the Agent and relating to a Finance Document or a document referred to in any Finance Document.

21.2 Enforcement costs

     EUK shall forthwith on demand pay (or procure the payment) to each Finance Party the amount of all reasonable costs and expenses (including, without limitation, legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

22.  STAMP DUTIES

     EUK shall pay (or procure the payment) and forthwith on demand indemnify each Finance Party (or procure that each Finance Party is indemnified) against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

23.  INDEMNITIES

23.1 Currency indemnity

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgement or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:-

     (i)  that  Obligor shall indemnify that Finance Party  as
          an   independent  obligation  against  any  loss  or
          liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

     (iii) the Obligor shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b)  Each  Obligor  waives  any  right  it  may  have  in  any
     jurisdiction  to  pay  any  amount  under   the   Finance
     Documents in a currency other than that in which it is expressed to be payable.

23.2 Other indemnities

     EUK  shall  forthwith  on demand indemnify  each  Finance
     Party (or procure that each Finance Party is indemnified) against any loss or liability which that Finance Party incurs as a consequence of:-

     (a)  the occurrence of any Default;

     (b) a change in currency of a country or the operation of Clause 2.3 (Change of currency), the operation of Clause 18.22 (Acceleration) or Clause 29 (Pro rata sharing);

     (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of an Interest Period relative to the relevant payment and, for the purposes of this paragraph (c), the last day of an Interest Period for an overdue amount is the last day of the relevant Designated Interest Period (as defined in Clause 9.3 (Default interest));

     (d) (other than by reason of negligence or default by any Finance Party) a Loan not being made after the Borrower has delivered a Request for that Loan; or

     (e) any failure by a member of the Group to comply with the Environmental Laws applicable to it or any Environmental Licence held by it.

     EUK's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

24.  EVIDENCE AND CALCULATIONS

24.1 Accounts

     Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2 Certificates and determinations

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is prima facie evidence of the matters to which it relates. Any determination by a Finance Party of an amount under a Finance Document shall contain a calculation of the amount in reasonable detail.

24.3 Calculations

     Interest (including any applicable MLA Cost) and the fee payable under Clause 20.2 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or (where market practice so dictates) 360 days.

25.  AMENDMENTS AND WAIVERS

25.1 Procedure

(a) Subject to Clause 25.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company, the Majority Banks and the Agent. The Agent may effect, on behalf of the Banks, an amendment to which they or the Majority Banks have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

25.2 Exceptions

     An amendment or waiver which relates to:-

     (a)   the  definition of "Majority Banks" in  Clause  1.1
     (Definitions);

     (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment (including the Margin or any other amount of interest or any fee) under the Finance Documents;

     (c)  an increase in a Bank's Commitment;

     (d) the release of any Guarantor or any security the subject of a Debenture;

     (e)  a   term  of  a  Finance  Document  which  expressly
          requires the consent of each Bank; or

     (f)  Clause  29  (Pro  rata sharing) or  this  Clause  25
          (Amendments and waivers),

     may not be effected without the consent of each Bank.

25.3 Waivers and remedies cumulative

     The  rights  of  each  Finance Party  under  the  Finance
     Documents:-

     (a)  may be exercised as often as necessary;

     (b) are cumulative and not exclusive of its rights under the general law; and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

26.  CHANGES TO THE PARTIES

26.1 Transfers by Obligors

     No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

26.2 Transfers by Banks

(a) Subject to paragraph (b) below, a Bank (the "Existing Bank") may at any time assign, transfer or novate any of its Commitments and/or rights and/or obligations in whole or in part under this Agreement to a Qualifying Bank (the "New Bank"). A partial assignment, transfer or novation is only permitted in minimum amounts of BPS10,000,000 and if the Bank concerned assigns, transfers or novates a pro rata portion of all its rights and obligations under Facilities A and C.

(b) The prior consent of the Company is required for any such assignment, transfer or novation referred to in paragraph
     (a) above, unless:-

     (i) the New Bank is another Bank or an Affiliate of a Bank; or

     (ii) a Default is outstanding.

     However, the prior consent of the Company must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Company of an application for consent, it has not been expressly refused.

(b) A transfer of obligations will be effective only if either:-

     (i) the obligations are novated in accordance with Clause 26.3 (Procedure for novations); or

     (ii) the New Bank confirms to the Agent and the Company that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) Nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of BPS750.

(e)  An Existing Bank is not responsible to a New Bank for:-

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii) the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance
          Document.

(f)  Each New Bank confirms to the Existing Bank and the other
     Finance Parties that it:-

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g) Nothing in any Finance Document obliges an Existing Bank to:-

     (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(h)  Any  reference in this Agreement to a Bank includes a New
     Bank, but excludes a Bank if no amount is or may be  owed
     to   or  by  that  Bank  under  this  Agreement  and  its
     Commitment has been cancelled or reduced to nil.

26.3 Procedure for novations

(a)  A novation is effected if:-

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 4 (a "Novation Certificate");
          and

     (ii) the Agent executes it.

(b)  Each  Party  (other than the Existing Bank  and  the  New
     Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:-

     (i)  the   Existing  Bank  and  the  other  Parties  (the
          "existing  Parties")  will be  released  from  their
          obligations   to   each   other   (the   "discharged
          obligations");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

26.4 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

26.5 Increased costs etc.

     If:-

     (a)  a  Bank  assigns, transfers or novates  any  of  its
          Commitments  and/or rights and/or obligations  under
          the   Finance  Documents  or  changes  its  Facility
          Office; and

     (b) as a result of circumstances existing at the date the assignment, transfer, novation or change occurs, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 11 (Taxes) or Clause 13 (Increased costs), then, notwithstanding the provisions of Clause 11 (Taxes) or Clause 13 (Increased costs), the relevant New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses from an Obligor to the same extent as the relevant Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer, novation or change had not occurred

26.6 Register

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

27.  DISCLOSURE OF INFORMATION

(a) A Finance Party may disclose to one of its Affiliates or any person (a "participant") with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:-

     (i)  a copy of any Finance Document; and

     (ii) any   information  which  that  Finance  Party   has
          acquired  under  or in connection with  any  Finance
          Document,

     so long as disclosure of confidential information under sub-paragraph (ii) above may only be disclosed to a participant if the participant has agreed in writing with the relevant Finance Party to keep the information confidential on the same terms (with consequential changes) as are set out in paragraph (b) below.

(b) Each Finance Party shall keep confidential and not, without the prior consent of the Company, use any information (other than information which is publicly available other than as a result of a breach of this paragraph (b)) supplied by or on behalf of any Obligor under the Finance Documents otherwise than in connection with the Finance Documents. However, each Finance Party is entitled to disclose information:

     (i)  in   connection   with  any  legal  or   arbitration
          proceedings arising out of or in connection with a Finance Document; or

     (ii) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise; or

     (iii) pursuant to any law or regulation in accordance with which that Bank is required or accustomed to act; or

     (iv) to   a  governmental,  banking,  taxation  or  other
          regulatory  authority of any competent jurisdiction;
          or

     (v) to its accountants or legal advisers or any other professional advisers.


28.  SET-OFF

     A Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation. Nothing in this Clause 28 will be effective to create a charge.

29.  PRO RATA SHARING

29.1 Redistribution

     If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 10 (Payments) (a "recovery"), then:-

     (a)  the   recovering  Finance  Party  shall,  within   3
          Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 10 (Payments);

     (c)  subject  to Clause 29.3 (Exceptions), the recovering
          Finance Party shall, within 3 Business Days of demand by the Agent, pay to the Agent an amount (the
          "redistribution") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 10 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 10.6 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

29.2 Reversal of redistribution

     If under Clause 29.1 (Redistribution):-

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b)  the   recovering   Finance   Party   has   paid    a
          redistribution in relation to that recovery,

     each Finance Party shall, within 3 Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 29.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

29.3 Exceptions

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 29.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if that other Finance Party had an opportunity to participate in those legal proceedings, but did not do so and did not take separate legal proceedings.

30.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:-

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance
          Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

31.  COUNTERPARTS

     A Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

32.  NOTICES

32.1 Giving of notices

     All   notices  or  other  communications  under   or   in
     connection with the Finance Documents shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:-

     (a)  if in writing, when delivered;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by facsimile, when received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

32.2 Addresses for notices

(a) The address, telex number and facsimile number of each Party (other than the Agent) for all notices under or in connection with the Finance Documents are:-

     (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b) The address, telex number and facsimile number of the Agent is:-

     101 Moorgate
     London EC2M 6SB

     Telex No: 887139 ABN ALG
     Facsimile No:  0171 588 2975
     Attention:     Credit Administration

     or  such  other  as  the Agent may notify  to  the  other
     Parties by not less than 5 Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause.

32.3 Facsimile notices

     Each Obligor shall indemnify the Agent against any loss or liability which the Agent incurs as a result of the Agent accepting and/or acting upon any instructions under the Finance Documents received by the Agent from that Obligor by facsimile and which may not have been incurred if, at the time of receipt, the Agent had been given the instructions other than by facsimile.

33.  JURISDICTION

33.1 Submission

(a) For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b) Without prejudice to paragraph (a) above, each Obligor agrees that the State Courts or the Federal Courts sitting in the State of New York have jurisdiction to settle any disputes in connection with the Finance Documents, and accordingly submits to the jurisdiction of those Courts.

33.2 Service of process

     Without prejudice to any other mode of service, each Obligor:-

          (a) if it is not incorporated in England, irrevocably appoints the Company as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

     (b) irrevocably appoints CT Corporation of 1633 Broadway, New York, NY10033 as its agent for service of process relating to any proceedings before the New York courts in connection with any Finance Document;

     (c) agrees to maintain an agent for service of process in New York for so long as any amount is outstanding under this Agreement or any Commitment is in force;

     (d)  agrees that failure by a process agent to notify  it
          (where   applicable)  of  the   process   will   not
          invalidate the proceedings concerned;

     (e) consents, where there is not an agent for service of process in the jurisdiction where proceedings have been commenced, to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 32.2 (Addresses for notices); and

     (f)  agrees   that  if  the  appointment  of  the  person
          mentioned in paragraph (b) above ceases to be effective, it shall immediately appoint a further person in New York to accept service of process on its behalf in New York and, failing such appointment within 15 days, the Agent is entitled to appoint such person by notice to the relevant Obligor.

33.3 Forum convenience and enforcement abroad

     Each Obligor:-

     (a)  waives  objection to the English courts and the  New
          York courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

     (b) agrees that a non-appealable judgment or order of an English court or a New York court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

33.4 Non-exclusivity

     Nothing in this Clause 33 (Jurisdiction) limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:-

     (a)  in any other court of competent jurisdiction; or

     (b)  concurrently in more than one jurisdiction.


34.  GOVERNING LAW

     This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.


                          SCHEDULE 1

                            PART I
                     ADDITIONAL GUARANTORS

        ENTERGY INTERNATIONAL INVESTMENTS NO. 1 LTD LLC
        ENTERGY INTERNATIONAL INVESTMENTS NO. 2 LTD LLC
                ENTERGY LONDON HOLDINGS LIMITED
                  ENTERGY UK FINANCE LIMITED
                    ENTERGY LONDON LIMITED


                            PART II
                     BANKS AND COMMITMENTS


Banks                                      Facility A       Facility C
                                           Commitments      Commitments

ABN AMRO Bank N.V.                      BPS32,079,207.92  BPS7,920,792.08
Union Bank of Switzerland               BPS32,079,207.92  BPS7,920,792.08
Bayerische Landesbank Girozentrale      BPS36,389,851.49  BPS8,985,148.51
  London Branch
The Sanwa Bank, Limited                 BPS36,389,851.49  BPS8,985,148.51
The Bank of Tokyo-Mitsubishi, Ltd       BPS30,274,752.48  BPS7,475,247.52
Barclays Bank PLC                       BPS30,274,752.48  BPS7,475,247.52
CIBC Wood Gundy PLCplc                  BPS30,274,752.48  BPS7,475,247.52
The Dai-Ichi Kangyo Bank, Limited       BPS30,274,752.48  BPS7,475,247.52
De Nationale Investeringsbank N.V.,     BPS30,274,752.48  BPS7,475,247.52
  London Branch
Den Danske Bank Aktieselskab            BPS30,274,752.48  BPS7,475,247.52
Deutsche Bank AG London                 BPS30,274,752.48  BPS7,475,247.52
Dresdner Bank AG London Branch          BPS30,274,752.48  BPS7,475,247.52
Rabobank International, London Branch   BPS30,274,752.48  BPS7,475,247.52
  (Cooperatieve Centrale Raiffeisen
  Boerenleenbank BA)
The Royal Bank of Scotland plc          BPS30,274,752.48  BPS7,475,247.52
Scotiabank Europe PLC                   BPS30,274,752.48  BPS7,475,247.52
Societe Generale                        BPS30,274,752.48  BPS7,475,247.52
The Sumitomo Trust & Banking Co., Ltd   BPS30,274,752.48  BPS7,475,247.52
The Toronto-Dominion Bank               BPS30,274,752.48  BPS7,475,247.52
Westdeustche Landesbank Girozentrale    BPS30,274,752.48  BPS7,475,247.52
Commonwealth Bank of Australia          BPS22,455,445.54  BPS5,544,554.46
Credit Lyonnais                         BPS22,455,445.54  BPS5,544,554.46
The Fuji Bank, Limited                  BPS22,455,445.54  BPS5,544,554.46
National Westminster Bank plc           BPS22,455,445.54  BPS5,544,554.46
The Sakura Bank, Limited                BPS22,455,445.54  BPS5,544,554.46
The Bank of New York                    BPS15,237,623.76  BPS3,762,376.24
ING Bank N.V., London Branch            BPS15,237,623.76  BPS3,762,376.24
Midland Bank PLC                        BPS15,237,623.76  BPS3,762,376.24
The Nikko Bank (UK) plc                 BPS15,237,623.76  BPS3,762,376.24
The Sumitomo Bank, Limited              BPS15,237,623.76  BPS3,762,376.24

Banks                                      Facility A      Facility C
                                          Commitments      Commitments


The Tokai Bank, Limited                 BPS15,237,623.76  BPS3,762,376.24
The Toyo Trust and Banking Company,     BPS15,237,623.76  BPS3,762,376.24
Limited

                                        BPS810,000,000    BPS200,000,000

                          SCHEDULE 2

                  CALCULATION OF THE MLA COST


(a) The MLA Cost for a Loan for its Interest Period(s) is calculated in accordance with the following formula:-

     BY + L(Y-X) + S(Y-Z)% per annum = MLA Cost
     ____________________
      100 - (B+S)

     where on the day of application of the formula:-

     B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is  the  rate at which Sterling deposits are offered
          by   the  Agent  to  leading  banks  in  the  London
          interbank market at or about 11.00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11.00 a.m. on that day for the relevant period;

     S    is   the   percentage   of  the   Agent's   eligible
          liabilities which the Bank of England requires the Agent to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)  For the purposes of this Schedule 2:-

     (i)  "eligible  liabilities" and "special deposits"  have
          the   meanings  given  to  them  at  the   time   of
          application of the formula by the Bank of England;

     (ii) "relevant period" in relation to a Loan, means:-

          (A) if the relevant Interest Period is 3 months or less, that Interest Period; or

          (B)  if the relevant Interest Period is more than  3
               months, 3 months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)       (i)   The formula is applied on the first day of the
          relevant Interest Period.

     (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest four decimal places.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Company and the Banks) shall notify the Company of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                          SCHEDULE 3

                        FORM OF REQUEST


To:  ABN AMRO BANK N.V. as Agent

From:     [ENTERGY UK LIMITED/LONDON ELECTRICITY plc]*

                            Date: [                          ]

ENTERGY UK LIMITED - BPS1,010,000,000 Revolving Credit Agreement
  dated 17th December, 1996 (as amended including by way of a restatement agreement
                  dated 17th November, 1997)


1. We wish to borrow a Facility A/a Facility C* Loan as follows:-

     (a)  Drawdown Date:
          [                                         ]

     (b)  Amount: [                                         ]

     (c)  Interest Period:
          [                                         ]
          /alternative Interest Period
          [                                         ]**

     (d)  Payment instructions:
          [                                         ].


2.   We  confirm  that each condition specified  in  Clause  4
     (Conditions precedent) is satisfied on the date of this Request.


By:

[ENTERGY UK LIMITED/LONDON ELECTRICITY plc]*
Authorised Signatory

                          SCHEDULE 4

                 FORM OF NOVATION CERTIFICATE


To:  ABN AMRO BANK N.V. as Agent

From: [THE   EXISTING BANK]    and   [THE   NEW   BANK]             Date:
[                   ]


ENTERGY UK LIMITED - BPS1,010,000,000 Revolving Credit Agreement
  dated 17th December, 1996 (as amended including by way of a restatement agreement
                  dated 17th November, 1997)

We refer to Clause 26.3 (Procedure for novations).

1.   We    [                                         ]    (the
     "Existing                   Bank")                    and
     [                                      ] (the "New Bank")
     agree to the Existing Bank and the New Bank novating all the Existing Bank's Commitment(s) and/or rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations).

2. The specified date for the purposes of Clause 26.3(c) is [date of novation].

3.   The  Facility Office and address for notices of  the  New
     Bank for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

4.   This Novation Certificate is governed by English law.


                         THE SCHEDULE

       Commitments/Rights and obligations to be novated

[Details of the Commitments/rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office                        Address for notices]

[Existing  Bank]          [New Bank]           ABN  AMRO  BANK
N.V.

By:                      By:                 By:

Date:                    Date:               Date:

                          SCHEDULE 5

                       FORM OF DEBENTURE


                           DEBENTURE


                   DATED 17th November, 1997


                            BETWEEN


                      [RELEVANT OBLIGOR]

                            - and -


                      ABN AMRO BANK N.V.







                            London

                       TABLE OF CONTENTS


Clause                                                    Page

1.   INTERPRETATION                                         96
2.   FIXED SECURITY                                         99
3.   FLOATING CHARGE                                        99
4.   REPRESENTATIONS AND WARRANTIES                        100
5.   UNDERTAKINGS                                          100
7.   WHEN SECURITY BECOMES ENFORCEABLE                     102
8.   ENFORCEMENT OF SECURITY                               103
9.   RECEIVER                                              104
10.  POWERS OF RECEIVER                                    105
12.  APPLICATION OF PROCEEDS                               107
13.  EXPENSES AND INDEMNITY                                107
14.  DELEGATION                                            107
15.  FURTHER ASSURANCES                                    107
16.  POWER OF ATTORNEY                                     108
17.  MISCELLANEOUS                                         108
18.  RELEASE                                               109
19.  GOVERNING LAW                                         109

Schedules

1.   FORM OF NOTICE TO THE ACCOUNT BANK                    110
2.   FORM OF ACKNOWLEDGEMENT OF THE ACCOUNT BANK           111

SIGNATORIES                                                112

THIS DEED is dated 17th November, 1997 between:

(1)  [                                                  ] (the
     "Chargor"); and

(2) ABN AMRO BANK N.V. (the "Agent") as agent and trustee for the Secured Parties (as defined below).

BACKGROUND:

(A) The Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Deed:

     "Account Bank"

     means a person with whom a Security Account is maintained under Clause 6 (Security Accounts).

     "Credit Agreement"

     means the BPS1,010,000,000 credit  agreement  dated  17th
     December, 1996 between (among others) the parties to this Deed (as amended, including by way of a restatement agreement dated 17th November, 1997).

     "EIL"

     means Entergy International Ltd LLC.

     "EIL Facility Agreement"

     means  the  U.S.$120,000,000 credit agreement dated  17th
     November,  1997  between  EIL,  the  Banks  (as   defined
     therein) and ABN AMRO Bank N.V. as administrative agent.

     ["Excluded Assets"

     means the Tax Letter Agreement, any payments made under the Tax Letter Agreement or the Tax Sharing Agreement referred to in it and any U.S. Dollar account into which those payments may be made.]*

     "Financing Agreement"

     means:

     (a)  a Finance Document;

     (b)  the EIL Facility Agreement; or

     (c)  a Refinancing Agreement,

     and includes all amendments and supplements.

     "Group Shares"

     means any shares in any Obligor from time to time held by the Chargor or a nominee on its behalf.

     "Receiver"

     means a receiver and manager or (if the Agent so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

     "Refinancing Agreement"

     means a document providing for Financial Indebtedness satisfying the requirements of Clause 17.16(a)(vi) or
     (vii) (Lending and borrowing) of the Credit Agreement (as in force at the date of this Deed).

     "Related Rights"

     means:

     (a) any dividend or interest paid or payable in relation to any Shares;

     (b) any stocks, shares, securities, rights, moneys or property accruing or offered at any time in relation to any Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise; and

     (c) all dividends, interest or other income in respect of any such asset as is referred to in paragraph (b) above.

     "Secured Liabilities"

     means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor, EUK, EIL, Entergy International Investments No. 1 Ltd LLC, Entergy International Investments No. 2 Ltd LLC or any Holding Company of any of the foregoing to any Secured Party under the Financing Agreements.

     "Secured Party"

     means:

     (a)    a   Finance  Party  (as  defined  in  the   Credit
     Agreement);

     (b)  the  Administrative Agent, an Arranger or  a  Lender
          (each as defined in the EIL Facility Agreement); or

     (c) any creditor (or any agent, trustee or arranger) in respect of Financial Indebtedness incurred under a Refinancing Agreement.

     "Security Account"

     means   an  account  of  the  Chargor  established  under
     Clause 6 (Security Accounts).

     "Security Assets"

     means all assets of the Chargor the subject of any security created by this Deed.

     "Security Period"

     means the period beginning on the date of this Deed and ending on the date on which the Agent is satisfied that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

     "Shares"

     means the Group Shares and any other stocks, shares, debentures, bonds or other securities and investments held by the Chargor.


     ["Tax Letter Agreement"

     means the tax letter agreement dated on or about 17th November, 1997 between among EIL, Entergy Corporation, the Chargor, Entergy International Investments No.1/2* Ltd LLC and ABN AMRO Bank N.V. as agent for the lenders under the EIL Facility Agreement.]**

1.2  Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

(c) If the Agent (acting reasonably) considers that an amount paid by any Obligor or EIL to a Secured Party under a Financing Agreement is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or EIL or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

(d)  A  reference in this Deed to any assets includes,  unless
     the   context  otherwise  requires,  present  and  future
     assets.

2.   FIXED SECURITY

     [Except  for  any  Excluded  Assets]*  the  Chargor,   as
     beneficial owner and as security for the payment of all the Secured Liabilities, charges in favour of the Agent:-

     (a) by way of a first legal mortgage all Group Shares held by it and/or any nominee on its behalf and all Related Rights accruing to the Group Shares; and

     (b)  by way of first fixed charge:-

          (i) (to the extent not effectively mortgaged under paragraph (a) above) its interest in all the Shares and their Related Rights;

          (ii) to the fullest extent permitted by law, all moneys standing to the credit of any account (including the Security Accounts) with any person and the debts represented by them;

          (iii) all of the Chargor's book and other debts, the proceeds of the same and all other moneys due and owing to the Chargor and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any of the foregoing; and

          (iv) to the extent that they are able to be the subject of any Security Interest, the benefit of all licences, consents and authorisations (statutory or otherwise) held in connection with its business or the use of any Security Asset specified in any other sub-paragraph in this Clause and the right to recover and receive all compensation which may be payable to it in respect of them.

     The mortgages and charges created by this Clause 2 are made with full title guarantee.

3.   FLOATING CHARGE

3.1  Creation of floating charge

     The Chargor, as beneficial owner and as security for the payment of all of the Secured Liabilities, charges in favour of the Agent by way of a first floating charge [(other than any Excluded Assets)]* all its assets not otherwise effectively mortgaged or charged by way of fixed mortgage or charge by Clause 2 (Fixed Security).


3.2  Conversion

     The Agent may by notice to the Chargor convert the floating charge created by this Deed into a fixed charge as regards all or any of the Chargor's assets specified in the notice if:

     (a)  an Event of Default is outstanding; or

     (b) the Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

4.   REPRESENTATIONS AND WARRANTIES

4.1  Representations and warranties

     The Chargor makes the representations and warranties set out in this Clause 4 to each Finance Party.

4.2  Security

     This Deed creates those Security Interests it purports to create (subject, as to matters of law only, to the qualifications in the legal opinions referred to in
     Part I of Schedule 2 to the Restatement Agreement) and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

4.3  Shares

     The Group Shares are fully paid and the Chargor is the sole beneficial owner of the Shares, free from any Security Interest (other than this Deed) or option.

4.4  Times for making representations and warranties

     The representations and warranties set out in this Clause 4 are made on the date of this Deed and are deemed to be repeated by the Chargor on each date during the
     Security   Period  with  reference  to  the   facts   and
     circumstances then existing.

5.   UNDERTAKINGS

5.1  Duration

     The undertakings in this Clause 5 remain in force throughout the Security Period.

5.2  Restrictions on dealing

     The Chargor shall not (except as permitted under the Credit Agreement):-

     (a) create or permit to subsist any Security Interest on any Security Asset other than any Security Interest created by this Deed; or

     (b) sell, transfer, grant, or lease or otherwise dispose of any Security Asset, except for:

          (i) the disposal in the ordinary course of trade of any Security Asset subject to the floating charge created under Clause 3.1 (Creation of floating charge); or

          (ii) the investment of any moneys in any commercial paper rated A1 or higher by Standard & Poors Rating Group (or any of its successors) or P1 or higher by Moody's Investors Service, Inc. (or any of its successors) or the disposal of any such investment.

5.3  Book debts and receipts

     [Except  in  respect  of any Excluded  Asset,  the*  ]The
     Chargor shall:-

     (a)  get in and realise the Chargor's:

          (i)  securities  to  the  extent  held  by  way   of
               temporary investment; and

          (ii) book and other debts and other moneys,

          in the ordinary course of its business and hold the proceeds of the getting in and realisation (until payment into a Security Account if required in accordance with paragraph (b) below) upon trust for the Agent; and

     (b) save to the extent that the Agent otherwise agrees, pay the proceeds of the getting in and realisation into a Security Account.

5.4  Notice to bank operating an account

     [Except for any US Dollar account into which proceeds comprising an Excluded Asset may be paid, the]*The Chargor will give notice to any bank (other than the Agent) operating an account of the Chargor on the date of this Deed or (if later) the date the account is opened, substantially in the form of Schedule 1, and shall use its reasonable endeavours to procure that the relevant bank acknowledges the notice substantially in the form of
     Schedule 2.

5.5  Deposit of Shares

     The Chargor shall:-

     (a) deposit with the Agent, or as the Agent may direct, all certificates, bearer instruments, and other documents of title or evidence of ownership in relation to the Shares and their Related Rights but only, in the case of Shares other than the Group Shares, if the Agent so requests whilst the security created by this Deed is enforceable; and

     (b) execute and deliver to the Agent all share transfers and other documents which may be requested by the Agent in order to enable the Agent or its nominees to be registered as the owner or otherwise obtain a legal title to the Shares and their Related Rights but only, in the case of the Shares other than the Group Shares, if the Agent so requests whilst the security created by this Deed is enforceable.

6.   SECURITY ACCOUNTS

6.1  Accounts

     All  Security Accounts must be maintained at a branch  of
     the  Account  Bank  approved by the Agent.   The  initial
     Account Bank is the Agent.

6.2  Change of Account Bank

(a) The Account Bank may be changed to another bank or financial institution if the Agent so agrees or requires.

(b) A change only becomes effective upon the proposed new Account Bank agreeing with the Agent and the Chargor, in a manner satisfactory to the Agent and the Chargor, to fulfil the role of the Account Bank under this Deed.

(c) In the event of a change of Account Bank, the amount (if any) standing to the credit of the Security Accounts maintained with the old Account Bank shall be transferred to the corresponding Security Accounts maintained with the new Account Bank forthwith upon the appointment taking effect. The Chargor shall take any action which the Agent may reasonably require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms).

6.3  Interest

     Amounts standing to the credit of each Security Account shall bear interest at a rate considered by the Account
     Bank to be a fair market rate.

6.4  Withdrawals

(a) Except with the prior consent of the Agent, the Chargor shall not withdraw any moneys standing to the credit of a Security Account except for a purpose not prohibited by the Credit Agreement or a Refinancing Agreement at a time when the security constituted by this Deed is not enforceable or has not been enforced.

(b) The Agent (or a Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of a Security Account to meet an amount due and payable under the Financing Agreements when it is due and payable.

7.   WHEN SECURITY BECOMES ENFORCEABLE

     The security constituted by this Deed shall become immediately enforceable if an Event of Default is outstanding and the power of sale shall be immediately exerciseable whilst this Deed is enforceable. Whilst the security constituted by this Deed is enforceable, the Agent may in its absolute discretion enforce all or any part of the security in any manner it sees fit or as the Majority Banks direct. If an Event of Default is remedied or waived, the security constituted by this Deed shall remain enforceable if, prior to the Event of Default being remedied, the Agent has taken any step to enforce the security.

8.   ENFORCEMENT OF SECURITY

8.1  General

     For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed and section 103 and section 93 of the Law of Property Act 1925 shall not apply to the security constituted by this Deed.

8.2  Shares

     Whilst the security constituted by this Deed is enforceable, the Agent may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the person or persons in whose name any Share and its Related Rights are registered or who is the holder of any of them or otherwise (including all the powers given to trustees by Section 10(3) and (4) of the Trustee Act, 1925 as amended by Section 9 of the Trustee Investment Act, 1961 in respect of securities or property subject to a trust). Until that time, the voting rights, powers and other rights in respect of the Shares shall (if exercisable by the Agent) be exercised in any manner which the Chargor may direct in writing.

8.3  Contingencies

     If the Agent enforces the security constituted by this Deed at a time when no amounts are due under the Financing Agreements but at a time when amounts may or will become so due, the Agent (or the Receiver) may pay the proceeds of any recoveries effected by it into a Security Account.

8.4  No liability as mortgagee in possession

     Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

8.5  Agent of the Chargor

     Each Receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. The Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and no Secured Party shall incur any liability (either to the Chargor or to any other person) by reason of the Agent making his appointment as a Receiver or for any other reason.

8.6  Protection of third parties

     No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:-

     (a)  whether the Secured Liabilities have become payable;
          or

     (b) whether any power which the Agent or the Receiver is purporting to exercise has become exercisable; or

     (c)  whether  any  money remains due under the  Financing
          Agreements; or

     (d) how any money paid to the Agent or to the Receiver is to be applied.

8.7  Redemption of prior mortgages

     At any time whilst the security constituted by this Deed is enforceable, the Agent may:-

     (a) redeem any prior Security Interest against any Security Asset; and/or

     (b) procure the transfer of that Security Interest to itself; and/or

     (c) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Chargor.

     All   principal  moneys,  interest,  costs,  charges  and
     expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Agent on demand.

9.   RECEIVER

9.1  Appointment of Receiver

     At any time whilst the security constituted by this Deed is enforceable or, if the Chargor so requests the Agent in writing, at any time, the Agent may without further notice appoint under seal or in writing under its hand any one or more persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale conferred under the Law of Property Act 1925.

9.2  Removal

     The Agent may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.3  Remuneration

     The Agent may fix the remuneration of any Receiver appointed by it.

9.4  Relationship with Agent

     To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may after the security created by this Deed becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

10.  POWERS OF RECEIVER

10.1 General

(a) Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 10 in addition to those conferred by the Law of Property Act 1925 on any receiver appointed under the Law of Property Act 1925.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

(c) A Receiver who is an administrative receiver of the Chargor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

10.2 Possession

     A Receiver may take immediate possession of, get in and collect any Security Assets.

10.3 Carry on business

     A Receiver may carry on the business of the Chargor as he thinks fit.

10.4 Protection of assets

     A Receiver may do all acts as he may think fit which the Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets.

10.5 Employees

     A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Chargor.

10.6 Borrow money

     A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to the security constituted by this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

10.7 Sale of assets

     A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.

10.8 Compromise

     A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

10.9 Legal Actions

     A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which may seem to him to be expedient.

10.10     Receipts

     A Receiver may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Security Asset.

10.11     Subsidiaries

     A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

10.12     Delegation

     A Receiver may delegate his powers in accordance with Clause 14 (Delegation).

10.13     Other powers

     A Receiver may:-

     (a) do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

     (b) exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same,

     and may use the name of the Chargor for any of the above purposes.

11.  SET OFF

     The   Agent   may,  at  any  time  whilst  the   security
     constituted by this Deed is enforceable, without notice to or making demand on the Chargor and whether or not all or any of the Secured Liabilities have matured:

     (a) set off any of the Secured Liabilities against any liability (whether or not matured) owed by the Agent to the Chargor in respect of any moneys in the Security Accounts regardless of the place of payment, booking branch or currency of either obligation; and/or

     (b) debit any account of the Chargor (whether sole or joint) with the Agent at any of its offices anywhere (including an account opened specially for that purpose) with all or any part of the Secured Liabilities; and/or

     (c) apply any moneys in a Security Account in or towards the payment or discharge of the Secured Liabilities.

12.  APPLICATION OF PROCEEDS

     Any moneys received by the Agent or any Receiver whilst the security constituted by this Deed is enforceable shall be applied in the following order of priority (but without prejudice to the right of any Secured Party to recover any shortfall from the Chargor):

     (a) in satisfaction of or provision for all costs and expenses incurred by the Agent or any Receiver and of all remuneration due to the Receiver under this Deed;

     (b) in or towards payment of the Secured Liabilities under the Finance Documents and the Refinancing Agreements pari passu (unless the relevant refinancing is undertaken on a basis subordinate to the Secured Liabilities under the Finance Documents);

     (c) in or towards payment of the Secured Liabilities under the Refinancing Agreements pari passu (if the relevant refinancing is undertaken on a basis subordinate to the Secured Liabilities under the Finance Documents);

     (d) in or towards payment of the Secured Liabilities under the EIL Facility Agreement; and

     (e) in payment of the surplus (if any) to the Chargor or other person entitled to it.

13.  EXPENSES AND INDEMNITY

     The Chargor shall forthwith on demand pay all costs and expenses (including legal fees) incurred in connection with this Deed by any Secured Party, Receiver, attorney, manager, agent or other person appointed by the Agent under this Deed, and keep each of them indemnified against any failure or delay in paying the same.

14.  DELEGATION

     The Agent and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Agent or that Receiver (as the case may be) may think fit. Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

15.  FURTHER ASSURANCES

     The Chargor shall, at its own expense, take whatever action the Agent or a Receiver may reasonably require for:-

     (a) perfecting or protecting the security intended to be created by this Deed over any Security Asset;

     (b) facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its or their delegates or sub-delegates in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Agent or to its nominees, and the giving of any notice, order or direction and the making of any registration, which, in any such case, the Agent may think expedient.

16.  POWER OF ATTORNEY

     The Chargor, by way of security, irrevocably and severally appoints the Agent, each Receiver and any of their delegates or sub-delegates to be its attorney to take any action which the Chargor is obliged to take under this Deed, including under Clause 15 (Further assurances). The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

17.  MISCELLANEOUS

17.1 Covenant to pay

     The   Chargor   shall  pay  or  discharge   the   Secured
     Liabilities  in  the manner provided for in  the  Finance
     Documents and the Refinancing Agreements.

17.2 Continuing security

     The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured
     Liabilities, regardless of any intermediate payment or discharge in whole or in part.

17.3 Additional security

     The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Secured Party for any Secured Liability.

17.4 Tacking

     Each  Bank shall perform its obligations under the Credit
     Agreement (including any obligation to make available further advances).

17.5 New Accounts

     If a Secured Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any
     Security Asset and/or the proceeds of sale of any Security Asset, the Secured Party may open a new account with the Chargor. If the Secured Party does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice. As from that time all payments made to the Secured Party will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security.

17.6 Time deposits

     Without prejudice to any right of set-off any Secured Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Secured Party at a time within the Security Period when:

     (a)  this security has become enforceable; and

     (b) no amount of the Secured Liabilities is due and payable,

     that time deposit shall automatically be renewed for any further maturity which that Secured Party considers appropriate.

18.  RELEASE

     Upon the expiry of the Security Period (but not otherwise), the Secured Parties shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed.

19.  GOVERNING LAW

     This Deed is governed by English law.

 This Deed has been entered into as a deed on the date stated
                at the beginning of this Deed.

                          SCHEDULE 1

              Form of notice to the Account Bank

To:  [                                            ]

                                                             [
], [         ]

Dear Sirs,

We  give  you notice that, by a Debenture dated 17th November,
1997,  [                        ] charged (by way of  a  first
fixed and floating charge) to ABN AMRO Bank N.V. (as agent and trustee) (the "Agent") all moneys (including interest) from time to time standing to the credit of certain bank accounts (the "Accounts") and the debt or debts represented thereby.

We irrevocably instruct and authorise you to disclose to the Agent without any reference to or further authority from us and without any inquiry by you as to the justification for the disclosure, any information relating to any of the Accounts maintained with you from time to time as the Agent may, at any time and from time to time, request you to disclose to it. Until the Agent notifies you in writing that it has taken any step to enforce the security constituted by the Debenture, we are entitled to operate the Accounts in accordance with our usual practice.

This letter is governed by English law.

Would you please confirm your agreement to the above by sending the enclosed acknowledgement to the Agent with a copy to ourselves.

Yours faithfully,



 ................................
(Authorised signatory)
[                           ]

                          SCHEDULE 2

          Form of acknowledgement of the Account Bank




To:  ABN AMRO Bank N.V.

     For the attention of: [                     ]
     [relevant address applying under
     Clause 32 (Notices) of the Credit Agreement]


                    [                              ], [      ]


Dear Sirs,


We  confirm receipt  from  [                                 ]
(the       "Company")      of       a       notice       dated
[                                     ]  of a charge upon  the
terms of a Debenture dated 17th November, 1997 of all moneys (including interest) from time to time standing to the credit of certain bank accounts of the Company (the "Accounts") and the debt or debts represented thereby.

We confirm that we have not received notice of the interest of any third party in any of the Accounts maintained with us.

We confirm that, until you give us notice in writing that the assets charged to you under the Debenture have been released, we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set-off or any other equities against the Company in respect of the Accounts maintained with us.

This letter is governed by English law.

Yours faithfully,




 .................................
[               ]

                 SIGNATORIES TO THE DEBENTURE


The Chargor

EXECUTED as a deed            )
by [THE CHARGOR]              )
acting by [name of Director]       )
and [name of Director/Secretary]   )



 ....................................................
director



 .....................................................
director/secretary


The Agent

ABN AMRO BANK N.V.

By:

                          SCHEDULE 6

                FORM OF SUBORDINATION AGREEMENT

      DATED [                               ], [        ]


                            BETWEEN


                ENTERGY LONDON INVESTMENTS PLC

                             -and-

                      THE JUNIOR CREDITOR
                   (as defined in this Deed)

                             -and-

                      ABN AMRO BANK N.V.
                       as Security Agent


               _________________________________

                    SUBORDINATION AGREEMENT
                 relating to a BPS1,010,000,000
          credit agreement dated 17th December, 1996
       between ENTERGY LONDON INVESTMENTS PLC and others
    (as amended including by way of a restatement agreement
                  dated 17th November, 1997)
              __________________________________













                            London

                       TABLE OF CONTENTS

Clause                                                    Page

1.   INTERPRETATION                                        115
2.   THE COMPANY'S UNDERTAKINGS                            117
3.   JUNIOR CREDITOR'S UNDERTAKINGS                        117
4.   TURNOVER OF NON-PERMITTED RECOVERIES                  118
5.   SUBORDINATION ON INSOLVENCY                           118
6.   CONSENTS                                              119
7.   REPRESENTATIONS AND WARRANTIES                        119
8.   SUBROGATION BY THE JUNIOR CREDITOR                    119
9.   PROTECTION OF SUBORDINATION                           120
10.  PRESERVATION OF JUNIOR DEBT                           121
11.  CHANGES TO THE PARTIES                                121
12.  MISCELLANEOUS                                         121
13.  INDEMNITY                                             122
14.  WAIVERS; REMEDIES CUMULATIVE                          122
15.  SEVERABILITY                                          122
16.  GOVERNING LAW                                         122

SIGNATORIES                                                123

THIS SUBORDINATION AGREEMENT is dated [                      ]
between:

(1)  [                                                  ] (the
     "Junior Creditor");

(2)  ENTERGY     LONDON     INVESTMENTS    PLC     (Registered
     No. 3261188)(the "Company"); and

(3) ABN AMRO BANK N.V. (the "Agent") as agent and trustee for the Finance Parties.

BACKGROUND:

(A) By the Credit Agreement the Banks have agreed to make available a credit facility of up to BPS1,010,000,000 to the Borrowers.

(B) The Junior Creditor has agreed to subordinate all amounts payable under the Junior Finance Documents on the terms of this Deed.

(C) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

1.   INTERPRETATION

1.1  Definitions

     In this Deed:

     "Credit Agreement"

     means the agreement dated 17th December, 1996 (as amended, including by way of a restatement agreement dated 17th November, 1997) between (among others) the Borrowers and the Agent for a credit facility of up to BPS1,010,000,000.

     "Junior Debt"

     means all present and future liabilities (actual or contingent) payable or owing to the Junior Creditor by the Company under or in connection with the Junior
     Finance Documents relating thereto together with:

     (a) any permitted novation, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by the Junior Creditor to the Company under any agreement expressed to be supplemental to any Junior Finance Document plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution in the event of rescission of any of those liabilities or otherwise in connection with the Junior Finance Documents;

     (d)  any  claim  against  the Company  flowing  from  any
          recovery by the Company of a payment or discharge in
          respect   of   those  liabilities  on   grounds   of
          preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "Junior Finance Documents"

     means   [specify  debt  document]  and  all   variations,
     replacements, novations of and supplements thereto.

     "Majority Banks"

     has the meaning given to it in the Credit Agreement.

     "Senior Debt"

     means all present and future liabilities (actual or contingent) payable or owing by any Obligor to the Finance Parties under or in connection with the Finance
     Documents together with:

     (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by the Finance Parties to any Obligor under any agreement expressed to be supplemental to any Finance Document plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution in the event of rescission of any of those liabilities or otherwise in connection with the Finance Documents;

     (d) any claim against any Obligor flowing from any recovery by such Obligor of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "Senior Liabilities"

     means all present and future obligations and liabilities (whether actual or contingent and whether owned jointly or severally or in any capacity whatsoever) of each Obligor to any Finance Party under each Finance Document to which such Obligor is a party.


1.2  Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

(c) References to any document, instrument or agreement shall be construed as to include such document, instrument or agreement as varied, amended, supplemented or novated from time to time.

2.   THE COMPANY'S UNDERTAKINGS

     So long as any Senior Debt is outstanding and until the Senior Liabilities have been irrevocably paid in full, the Company will not except as permitted under the Finance Documents (including, without limitation, Clause
     17.15 (Distributions)) or except as the Agent (acting on the instructions of the Majority Banks) has previously consented:

     (a) subject to Clause 5 (Subordination on insolvency), pay or repay or purchase or acquire any of the Junior Debt; or

     (b)  discharge any of the Junior Debt by set-off; or

     (c) create or permit to subsist security over any of its assets for any of the Junior Debt; or

     (d) amend, vary, waive or release any term of the Junior Finance Documents (other than any procedural or administrative change or any other change which can reasonably be expected not to prejudice any Senior Debt or any Finance Party); or

     (e)  take  or  omit  to  take  any  action  whereby   the
          subordination  achieved  by  this   Deed   will   be
          impaired.

3.   JUNIOR CREDITOR'S UNDERTAKINGS

     So long as any Senior Debt is outstanding and until the Senior Liabilities have been irrevocably paid in full, except, as permitted under the Finance Documents or except as the Agent (acting on the instructions of the Majority Banks) has previously consented, the Junior Creditor will:

     (a) subject to Clause 5 (Subordination on insolvency), not demand or receive payment of any of the Junior Debt from the Company or any other source or apply any money or assets in discharge of any Junior Debt;

     (b)  not discharge any of the Junior Debt by set-off;

     (c) not permit to subsist or receive any security for any of the Junior Debt;

     (d) not permit to subsist or receive any guarantee or other assurance against loss in respect of any of the Junior Debt;

     (e) not amend, vary, waive or release any term of the Junior Finance Documents (other than any procedural or administrative change or any other change which can reasonably be expected not to prejudice any Senior Debt or any Finance Party);

     (f) promptly notify the Agent of any default or event of default in respect of the Junior Debt;

     (g)  unless   Clause  5  (Subordination  on   insolvency)
          applies, not:

          (i) declare any of the Junior Debt prematurely due and payable;

          (ii) enforce   the  Junior  Debt  by  execution   or
               otherwise; or

          (iii) initiate or take any steps with a view to any insolvency, reorganisation or dissolution proceedings in respect of the Company; and

     (h) not take or omit to take any action whereby the subordination achieved by this Deed may be impaired.

4.   TURNOVER OF NON-PERMITTED RECOVERIES

4.1  Non-permitted payment

     If, other than as permitted under the Finance Documents:

     (a)  the   Junior   Creditor  receives   a   payment   or
          distribution in respect of any of the Junior Debt from the Company or any other source; or

     (b) the Junior Creditor receives the proceeds of any enforcement of any security or any guarantee for any Junior Debt; or

     (c) the Company makes any payment or distribution to the Junior Creditor on account of the purchase or other acquisition of any of the Junior Debt,

     the Junior Creditor will hold the same in trust for the Finance Parties and pay and distribute it to the Agent for application towards the Senior Debt until the Senior
     Debt is irrevocably paid in full.

4.2  Non-permitted set-offs

     If, other than as permitted under the Finance Documents, for any reason, any of the Junior Debt is discharged by set-off, the Junior Creditor will promptly pay an amount equal to the discharge to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full.

4.3  Failure of trust

     If, for any reason, a trust in favour of, or a holding of property for, the Finance Parties under this Deed is invalid or unenforceable, the Junior Creditor will pay and deliver to the Agent an amount equal to the payment, receipt or recovery which the Junior Creditor would otherwise have been bound to hold on trust for or as property of the Finance Parties.

5.   SUBORDINATION ON INSOLVENCY

     If any of the events set out in Clauses 18.6 (Insolvency) to 18.10 (Analogous proceedings) (inclusive) of the Credit Agreement exists THEN

     (a) the Junior Debt will be subordinate in right of payment to the Senior Debt;

     (b) the Agent may, and is irrevocably authorised on behalf of the Junior Creditor to, (i) claim, enforce and prove for the Junior Debt, (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as the Agent reasonably sees fit to recover the Junior Debt and (iii) receive all distributions on the Junior Debt for application towards the Senior Debt;

     (c) if and to the extent that the Agent is not entitled to do any of the foregoing, the Junior Creditor will do so in good time as reasonably directed by the Agent;

     (d) the Junior Creditor will hold all distributions in cash or in kind received or receivable by it in respect of the Junior Debt from the Company or from any other source in trust for the Finance Parties and will (at the Junior Creditor's expense) pay and transfer the same to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full; and

     (e) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Company or their proceeds is directed to pay distributions on the Junior Debt direct to the Agent for application towards the Senior Debt until the Senior Debt is irrevocably paid in full. The Junior Creditor will give all such notices and do all such things as the Agent may reasonably direct to give effect to this provision.

6.   CONSENTS

     The Junior Creditor will not have any remedy against the Company or any other Obligor, the Agent or the Finance Parties by reason of any transaction entered into between the Agent and/or the Finance Parties and an Obligor which violates any Junior Finance Document and the Junior Creditor may not object to any such transaction by reason of any provisions of the Junior Finance Documents.

7.   REPRESENTATIONS AND WARRANTIES

     The Junior Creditor represents and warrants to the Agent and each Finance Party that this Deed:

     (a) is within its powers and has been duly authorised by it;

     (b)  constitutes    its   legal,   valid   and    binding
          obligations; and

     (c) does not conflict in any material respect with any law or regulation or its constitutional documents or any document binding on it and that it has obtained all necessary consents for its performance of this Deed.

8.   SUBROGATION BY THE JUNIOR CREDITOR

     If any of the Senior Debt is wholly or partially paid out of any proceeds received in respect of or on account of the Junior Debt, the Junior Creditor will to that extent be subrogated to the Senior Debt so paid but not before all the Senior Debt is paid in full.

9.   PROTECTION OF SUBORDINATION

9.1  Continuing subordination

     The subordination provisions in this Deed constitute a continuing subordination and benefit the ultimate balance of the Senior Debt regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

9.2  Waiver of defences

     The subordination in this Deed and the obligations of the Junior Creditor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

     (a) any waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person in respect of the Senior Debt or otherwise or any failure to realise the full value of any security; or

     (c)  any  unenforceability, illegality or  invalidity  of
          any obligation of any Obligor or security in respect
          of   the  Senior  Debt  or  any  other  document  or
          security.

9.3  Immediate recourse

     The Junior Creditor waives any right it may have of first requiring any Finance Party (or the Agent or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed. The Agent may refrain from applying or enforcing any money, rights or security unless and until instructed by the Majority Banks. The Majority Banks may give or refrain from giving instructions to the Agent to enforce or refrain from enforcing any security as long as they see fit.

9.4  Appropriations

     Until the Senior Liabilities have been irrevocably paid in full, the Agent may:

     (a) apply any moneys or property received under this Deed or from any Obligor or from any other person against the Senior Debt in accordance with the terms of the Credit Agreement;

     (b) hold in an interest-bearing suspense account any moneys or distributions received from the Junior Creditors under Clause 4 (Turnover of non-permitted recoveries) or Clause 5 (Subordination on insolvency) or on account of the liability of the Junior Creditor under this Deed.

9.5  Non-competition

     Until the Senior Liabilities have been irrevocably paid in full, the Junior Creditor will not by virtue of any payment or performance by them under this Deed or by virtue of the operation of Clauses 4 (Turnover of non-permitted recoveries) or 5 (Subordination on insolvency):-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or the Agent or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Junior Creditor's liability under this Deed; or

     (b) claim, rank, prove or vote as a creditor of any Obligor or other person or their respective estates in competition with any Finance Party (or the Agent or any trustee or other agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor or other person.

10.  PRESERVATION OF JUNIOR DEBT

     Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any of the Junior Debt, the Junior Debt concerned shall, solely as between the Company and the Junior Creditor, remain owing or due and payable in accordance with the terms of the Junior Finance Documents, and interest and default interest will accrue on missed payments accordingly.

11.  CHANGES TO THE PARTIES

11.1 Successors and assigns

     This Deed is binding on the successors and assigns of the parties hereto.

11.2 The Company and the Junior Creditor

     Neither the Company nor the Junior Creditor may assign or transfer any of their rights or obligations under this Deed without the consent of the Majority Banks.

11.3 The Agent and the Finance Parties

     The Agent and the Finance Parties may assign or otherwise dispose of all or any of their rights under this Deed in accordance with the Senior Finance Documents to which they are respectively a party.

12.  MISCELLANEOUS

12.1 Perpetuity

     The  perpetuity period for the trusts in this Deed is  80
     years.

12.2 Power of attorney

     By way of security for the obligations of the Junior Creditor under this Deed, the Junior Creditor irrevocably appoints the Agent as its attorney to do anything which the Junior Creditor is required to do by this Deed but has failed to do, having been given 10 Business Day's notice to rectify such non-compliance. The Agent may delegate this power subject to the approval of the Majority Banks.

13.  INDEMNITY

(a) The Company will indemnify the Agent and every attorney appointed by it in respect of all liabilities and expenses reasonably incurred by it or him in good faith in connection with the enforcement or preservation of any rights in accordance with this Deed.

(b) The Agent shall not be liable for any losses arising in connection with the exercise or purported exercise of any of its rights, powers and discretions in good faith under this Deed, unless that liability arises as a result of the Agent's negligence or wilful default and in particular (but without limitation) the Agent in possession shall not be liable to account as mortgagee in possession or for anything except actual receipts.

14.  WAIVERS; REMEDIES CUMULATIVE

     The rights of the Agent and the Finance Parties under this Deed:

     (a)  may be exercised as often as necessary;

     (b) are cumulative and are not exclusive of their rights under the general law; and

     (c) may be waived only in writing and specifically and may be on such terms as the Agent or the Finance
          Parties see fit.

15.  SEVERABILITY

(a) If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (i) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

     (ii) the    validity   or   enforceability    in    other
          jurisdictions of that or any other provision of this Deed.

(b) This Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any party may enter into this Deed by executing a counterpart.

16.  GOVERNING LAW

     This Deed is governed by and shall be construed in accordance with English law.

This Deed has been entered into on the date stated at the beginning of this Deed.

          SIGNATORIES TO THE SUBORDINATION AGREEMENT


Junior Creditor

[                                        ]

By:




Company

ENTERGY LONDON INVESTMENTS PLC

By:




Agent

ABN AMRO BANK N.V.

By:

                          SCHEDULE 7

                      CORPORATE STRUCTURE




                       [RIDER Y MISSING]

           SIGNATORIES TO THE RESTATEMENT AGREEMENT

EUK

ENTERGY UK LIMITED

By:  WILLIAM J. REGAN JR.




Company

ENTERGY LONDON INVESTMENTS PLC

By:  WILLIAM J. REGAN JR.




London Electricity

LONDON ELECTRICITY PLC

By:  ALAN TOWERS




Additional Guarantors

ENTERGY UK FINANCE LIMITED

By:  WILLIAM J. REGAN JR.



ENTERGY LONDON HOLDINGS LIMITED

By:  WILLIAM J. REGAN JR.



ENTERGY LONDON LIMITED

By:  GERALD D. McINVALE



Additional Guarantors (continued)

ENTERGY INTERNATIONAL INVESTMENTS NO. 1 LTD LLC
By: Entergy International Ltd LLC, as member
By: Entergy International Holdings Ltd LLC, as member
By: Entergy Corporation, as member

By:

       Name:   WILLIAM J. REGAN JR.

       Title:  V.P. AND TREASURER

Additional Guarantors (continued)


ENTERGY INTERNATIONAL INVESTMENTS NO. 2 LTD LLC

By: Entergy International Ltd LLC, as member
By: Entergy International Holdings Ltd LLC, as member
By: Entergy Corporation, as member

By:

       Name:   WILLIAM J. REGAN JR.

       Title:  V.P. AND TREASURER



Arrangers

ABN AMRO BANK N.V.

By:  Justin Cliffe


UNION BANK OF SWITZERLAND

By:  Barbara Taylor




Continuing Banks

ABN AMRO BANK N.V.

By:  Justin Cliffe




BAYERISCHE  LANDESBANK GIROZENTRALE
LONDON BRANCH

By:  Barbara Taylor


THE SANWA BANK, LIMITED

By: Peter Ellemann  (Power of Attorney)


THE BANK OF TOKYO-MITSUBISHI, LTD

By: Peter Ellemann (Power of Attorney)


BARCLAYS BANK PLC

By:  Paul Sims


CIBC WOOD GUNDY PLC

By:  Suzy Webb


THE DAI-ICHI KANGYO BANK, LIMITED

By:  Colin Vittery


DEN DANSKE BANK AKTIESELSKAB

By: Peter Ellemann (Power of Attorney)


DEUTSCHE BANK AG LONDON

By:  Andrew Carter            David Bugge




Continuing Banks (continued)

DRESDNER BANK AG LONDON BRANCH

By:    Peter Ellemann  (Power of Attorney)



RABOBANK INTERNATIONAL, LONDON BRANCH
(COOPERATIEVE  CENTRALE  RAIFFEISEN
BOERENLEENBANK BA)

By:    Peter Ellemann (Power of Attorney)


THE ROYAL BANK OF SCOTLAND PLC

By:    Peter  Ellemann (Power of Attorney)


SOCIETE GENERALE

By:    Peter  Ellemann (Power of Attorney)


THE  SUMITOMO TRUST & BANKING  CO., LTD

By:  David McDonnell


THE TORONTO-DOMINION BANK

By:    Peter  Ellemann  (Power of Attorney)


WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:    Peter  Ellemann (Power of Attorney)



COMMONWEALTH BANK OF AUSTRALIA

By:    Peter  Ellemann (Power of Attorney)


CREDIT LYONNAIS

By:    Peter  Ellemann (Power of Attorney)

Continuing Banks (continued)

THE FUJI BANK, LIMITED

By:  Peter Richey


NATIONAL WESTMINSTER BANK PLC

By:  John P. Kasperek


THE SAKURA BANK, LIMITED

By:  C. Murchison


THE BANK OF NEW YORK

By:  Ian K. Stewart


MIDLAND BANK PLC

By:  Martin S. Peplow


THE NIKKO BANK (UK) PLC

By:  E.G. Waite-Roberts


THE SUMITOMO BANK, LIMITED

By:  Barry Henry



THE TOKAI BANK, LIMITED

By:  Carl Roberts


THE TOYO TRUST AND BANKING COMPANY, LIMITED

By:  John C. Sidhom



New Banks

DE NATIONALE INVESTERINGSBANK N.V.,
LONDON BRANCH

By:    Peter  Ellemann  (Power of Attorney)


ING BANK N.V., LONDON BRANCH

By:  James W. Rowe


SCOTIABANK EUROPE PLC

By:  J.M. Copley



Retiring Banks

BANK OF AMERICA NATIONAL TRUST  AND
SAVINGS ASSOCIATION

By:  John R. Lavery


THE BANK OF NOVA SCOTIA

By:  W. Currie


BAYERISCHE HYPOTHEKEN-UND  WECHSEL-
BANK AG

By:  J.C. Barton           Trevor Pritchard



THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:  Peter Ellemann (Power of Attorney)


KREDIETBANK N.V.

By:    Peter Ellemann (Power of Attorney)



Retiring Banks (continued)

UNION BANK OF CALIFORNIA, N.A.

By:    Peter  Ellemann (Power of Attorney)



Bank of America


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

By:  John R. Lavery



Agent

ABN AMRO BANK N.V.

By:  Robert Skews




_______________________________
*    Delete as appropriate.
**   Only if Interest Period is of an optional duration.
*    Include only in Debenture of US Chargors.
*    Delete as applicable
**   Include only in  Debentures of US Chargors.
*    Include only in Debentures of US Obligor.